Exhibit 99.B(p)(5)

ACADIAN ASSET MANAGEMENT LLC

CODE OF ETHICS

Updated as of February 2015

Table of Contents

Summary of Material Code Changes	5

Introduction	6

General Principles	7

Scope of the Code	8

Persons Covered by the Code	8

Reportable Investment Accounts	8

Securities Covered by the Code	9

Blackout Periods and Restrictions	10

Short-Term Trading	10

Old Mutual and Affiliate Stock	11

Securities Transactions requiring Pre-clearance	11
Initial Public Offerings	12
Limited of Private Offerings	12

Exceptions specific to Certain Accounts and Transaction Types	12

Standards of Business Conduct	13

Compliance with Laws and Regulations	13

Conflicts of Interest	14
Conflicts among Client Interests	14
Competing with Client Trades	14
Disclosure of Personal Interest	14
Referrals/Brokerage	14
Vendors and Suppliers	14

Market Manipulation	14

Insider Trading	15

Material Non-public Information	15
Penalties	16

Gifts and Entertainment	16
General Statement	16
Gifts	16
Receipt	17
Offer	17
ERISA,Taft Hartley and Public Plan Clients and Prospects	17
Cash	17

Entertainment	17
ERISA, Taft Hartley and Public Plan Clients and Prospects	17

Expense Reports for Gifts and Entertainment	17

Conferences	17

Quarterly Reporting	18

Political Contributions and Compliance with the Pay-to-Play Rule Requirements	18

Anti-bribery and Corruption Policy	19
Foreign Corrupt Practices Act	19

Charitable Contributions	20

Confidentiality	20

Service on a Board of Directors	21

Partnerships	21

Other Outside Activities	21

Marketing and Promotional Activities	21

Affiliated Broker-Dealers	22

Compliance Procedures	22
Reporting of Access Person Investment Accounts	22
Duplicate Statements	22
Personal Securities Transactions Pre-clearance	23
Pre-Approval of Political Contributions	23
Quarterly Reporting of Transactions	23
Quarterly Reporting of Gifts and Entertainment	23
Quarterly Reporting of Private Investments	24
Quarterly Reporting of Political Contributions	24
Annual Reporting	24

New Hire Reporting	24

Review and Enforcement	25

Certification of Compliance	25
Initial Certification	25
Acknowledgement of Amendments	25
Annual Certification	25

Access Person Disclosure and Reporting	26

Responsibility to Know Rules	27

Recordkeeping	27

Form ADV Disclosure	28

Administration and Enforcement of the Code	28

Excessive or Inappropriate Trading	28

Training and Education	28
New Hires	28
Annual	28

Executive and Compliance and Risk Committee Approvals	29

Report to Fund CCOs and Boards	29

Report to Senior Management	29

Reporting Violations and Whistleblowing Protections	29

Fraud Policy	29

Regulation FD	31

Sanctions	32

Further Information about the Code and Supplements	32
Persons Responsible for Enforcement and Training	32

Questions and Answers	33

Appendices (in pdf only)

A. CFA Institute Asset Manager Code of Professional Conduct
B. Schwab Compliance Technologies Training Guide

Summary of Material Code Changes

The following is a summary of material changes made to the previous Code that had been in effect since January 2014.

1.                                      Implementation of the Schwab Compliance Technologies system as of January 1, 2015 to automate our Code of Ethics reporting and recordkeeping processes and elimination of all manual reporting processes. (Appendix B)

2.                                      Adoption of the CFA Institute Asset Manager Code of Professional Conduct. (see Introduction and Appendix A)

3.                                      Revised policy on employee trading of Old Mutual affiliate public stock. (see Part 2, Section E)

4.                                      Revised Insider Trading policy. (See Part 3, Section D)

5.                                      Revised Entertainment policy to no longer require supervisor pre-approval if the anticipated value of entertainment is greater than $250. (See Part 3, Section E, 4)

6.                                      Revised Gifts and Entertainment quarterly reporting policy to no longer require the separate reporting of gifts and entertainment provided. (See Part 3, Section E, 7)

7.                                      Revised Anti-Bribery and Corruption Policy. (See Part 3, Section F)

8.                                      Revised Fraud Policy. (See Part 8, Section G)

9.                                      New Regulation FD Policy. (See Part 8, Section H)

Introduction

Acadian Asset Management LLC (“Acadian”) is primarily a quantitative based equity investment manager following over 35,000 securities on a daily basis. With limited exceptions(1), daily buy and sell lists are generated automatically via an optimizer, and are not the result of individual stock selection or buy and sell decisions of any employee. There is no “recommended” list maintained. As a result, on any given day it is possible that our trade optimizer could recommend that any security in the universe of over 35,000 be traded on behalf of a client.

With limited exceptions, Acadian engages in “program” trading through the program trading desks of global securities brokers. No brokers or dealers affiliated with Acadian are utilized for trading.

Acadian’s Code of Ethics (the “Code”) attempts to recognize this approach to investment management by striking a balance in an effort to ensure that a client is not materially impacted by the actions of Acadian or an Acadian “Access Person” while continuing to permit such Access Persons to engage in personal trading and activities that the firm deems permissible. Compliance with the Code is a condition of employment.

Acadian has adopted this Code pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and rule amendments under Section 204 of the Advisers Act. The Code sets forth standards of conduct expected of Acadian’s employees, and certain consultants, and contractors and addresses conflicts that may arise from personal trading. Acadian has also adopted the CFA Institute Asset Manager Code of Professional Conduct attached as Appendix A.

The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by Acadian and our Access Persons. As a fiduciary, Acadian has the responsibility to render professional, continuous and unbiased investment advice, owes our clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of our clients, and must avoid or disclose conflicts of interests.

This Code is designed to:

•                  Protect Acadian’s clients by deterring misconduct;

•                  Guard against violations of the securities laws;

•                  Educate Access Persons regarding Acadian’s expectations and the laws governing their conduct;

•                  Remind Access Persons that they are in a position of trust and must act with complete propriety at all times;

•                  Protect the reputation of Acadian; and

•                  Establish policies and procedures for Access Persons to follow so that Acadian may determine whether Access Persons are complying with our ethical principles and regulatory requirements.

This Code is based upon the principle that the members of our Board of Managers, officers, and other Access Persons owe a fiduciary duty to, among others, our clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) materially serving their own personal interests ahead of clients; (ii) materially taking inappropriate advantage of their position with Acadian; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of Acadian’s Chief Compliance Officer to report violations of the Code to Acadian’s Executive

(1) Acadian’s Frontier Markets strategy, Fixed Income strategies, and certain “concentrated” and long-short equity portfolios may follow a different methodology for stock or bond selection and trading

Committee, and if deemed necessary, to our full Board of Managers, and the Board of Directors of any U.S. registered investment company for which Acadian acts as adviser or sub-adviser.

Schwab Compliance Technologies

Effective January 1, 2015, all approval requests, acknowledgements, attestations and reporting required under the Code will be submitted to the Compliance Group through Schwab Compliance Technologies (“SCT”) (formerly called Compliance 11). This automated system replaces the manual processes required in prior Codes. An SCT user guide is attached for reference as Appendix B.

Part 1.          General Principles

Our principles and philosophy regarding ethics stress Acadian’s overarching fiduciary duty to our clients and the obligation of our Access Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in Acadian by our clients and to give effect to the belief that Acadian’s operations should be directed to benefit our clients, Acadian has adopted the following general principles to guide the actions of our Access Persons:

1.                                      The interests of clients are paramount. All Access Persons must conduct themselves and their operations to give maximum effect to this belief by placing the interests of clients before their own.

2.                                      All personal transactions in securities by Access Persons must be accomplished so as not to conflict materially with the interests of any client.

3.                                      All Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the person’s independence or judgment.

4.                                      Personal, financial, and other potentially sensitive information concerning the firm, our clients, our prospects, and other Access Persons will be kept strictly confidential. Access Persons will only access this information if it is required to complete their jobs and will only disclose such information to others if it is required to complete their jobs and to deliver the services for which the client has contracted.

5.                                      All Access Persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect Acadian’s reputation.

6.                                      All Access Persons will comply with all laws and regulations applicable to our business activities.

The Securities and Exchange Commission (the “SEC”) and federal law require that the Code not only be adopted but that it also is enforced with reasonable diligence. The Compliance Group will keep records of any violation of the Code and of the actions taken as a result of such violations. Failure to comply with the Code may result in disciplinary action, including monetary penalties and the potential for the termination of employment. In addition, non-compliance with the Code can have severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits, and sanctions on your ability to remain employed in any capacity in the investment advisory business.

Part 2.          Scope of the Code

A.                                    Persons Covered by the Code

Whether an individual is considered an “Access Person” or “Supervised Person” under the Code and thus subject to Code compliance is dependent upon various factors including: job responsibilities the individual has on behalf of the firm, type of access they have to certain internal portfolio construction, research, and trading databases, and whether they primarily work on-site. Ultimate determination as to whether any individual or action is subject to or exempt from the Code, or if a Code exception should be granted, is left to the Chief Compliance Officer.

An “Access Person(s)” may include employees, consultants, and contractors, whose job responsibilities require him or her to spend a significant amount of time working on-site or that give him or her access to Acadian’s research and/or trading databases. Any individual that does not have access to Acadian’s research and trading databases would typically not be considered an Access Person for purposes of the Code but would instead be considered a “Supervised Person”.

Certain immediate family members(2), or other persons subject to the financial support of an Access Person, are subject to certain requirements imposed on an “Access Person” under the Code. For these individuals, an Access Person must report their covered investment accounts, pre-clear their personal securities transactions in covered securities, ensure their personal securities transactions comply with blackout and sixty-day trading restrictions, and provide duplicate copies of their account statements upon request.

Each Access Person should inform a Compliance Officer when their immediate family members change. Each Access Person is also required to ensure that any immediate family member as defined herein, or person subject to the Access Person’s financial support, is complying with applicable Code requirement. Access Persons should educate these individuals on their requirements. Oversight is a must. Non-compliance with the Code by any of these individuals will have the same ramifications on the Access Person as if it were the employee who did not comply.

Members of Acadian’s Board of Managers employed by Old Mutual, along with any other nonresident officer, director, manager or employee of Acadian, who is subject to another Code of Ethics that complies with Rule 204A-1 under the Advisers Act and whose Code has been reviewed and approved by Acadian’s Chief Compliance Officer, or who does not have access to Acadian’s internal research and trading information, shall be exempt from the Access Person requirements imposed by this Code.

B.                                    Reportable Investment Accounts

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security is eligible for purchase or sale. Examples of reportable accounts typically include:

•                          individual and joint accounts including accounts established through your employment with Acadian such as a 401K and/or deferred compensation account

•                          accounts in the name of an immediate family member as defined in the Code

•                          accounts in the name of any individual subject to your financial support

•                          trust accounts

(2) An immediate family member is defined to include any relative by blood or marriage living in an Access Person’s household who is subject to the Access Person’s financial support or any other individual living in the household subject to the Access Person’s financial support (spouse, minor children, a domestic partner etc.).

•                          estate accounts

•                          accounts where you have power of attorney or trading authority

•                          other types of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

Exception: 529 plans that are not managed or offered by an affiliate are not considered a reportable account under the Code. Further, any transactions within such plans do not require pre-clearance or reporting on a holdings report.

C.                                    Securities Covered by the Code

For purposes of the Code and our reporting requirements, the term “covered security” will include the following:

•                  any stock or corporate bond;

•                  municipal, Government Sponsored Entities (GSE) and agency bonds;

•                  investment or futures contracts with the exception of currency;

•                  commodity futures;

•                  options or warrants to purchase or sell securities;

•                  limited partnerships meeting the SEC’s definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

•                  ETFs and Depositary Receipts (e.g., ADRs, EDRs and GDRs);

•                  UITs, foreign (offshore) mutual funds, and closed-end investment companies;

•                  shares of open-end mutual funds that are advised or sub-advised by Acadian(3),

•                  shares of open-end mutual funds advised or sub-advised by Acadian affiliates, including all companies under the Old Mutual umbrella(4); and

•                  private investment funds (including Acadian managed commingled funds), hedge funds, and investment clubs.

Additional types of securities may be added at the discretion of the Compliance Group as new types of securities are offered and traded in the market and/or Acadian’s business changes.

However, the following are excluded:

•                  direct obligations of the U.S. government;

•                  bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•                  shares issued by money market funds (domiciled inside or outside the United States); and

•                  shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian’s affiliates, including all companies under the Old Mutual ownership umbrellas.

•                  529 plans that are not managed or offered by an affiliate.

(3) A transaction in fund advised or sub-advised by Acadian is subject to pre-clearance requirements unless the transaction is occurring in Acadian’s 401K or deferred compensation plans. All holdings in such funds, including those owned in your 401K and deferred compensation accounts, must be reported on your year-end holdings report.

(4) Old Mutual, Acadian’s parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require pre-clearance prior to purchase but holdings must be reported on your year-end holdings report. Please consult this list when preparing the report.

D.                                    Blackout Periods and Restrictions.

Acadian’s quantitative investment process has the potential of recommending for purchase or sale on any given day among all of our client portfolios any of the over 35,000 securities covered in our potential investment universe. As a result, adoption of a hard blackout period of any length of time would severely restrict the ability of any Access Person to engage in personal trading. Acadian has determined that we will permit our Access Persons to continue to engage in personal trading in individual securities provided the Access Person’s trade does not have a material negative impact on the execution price received by the client and the firm is not trading in that (or a related) security that day.(5) Access Persons will be permitted to trade subject to the following conditions:

(1)         No personal trades will be permitted in any individual security on the same day that Acadian trades that security or a similar line of the same security on behalf of any client.

For purposes of clarity, this applies to any individual stock, bond, ETF, Depositary Receipt, and to any individual security underlying any Depositary Receipt or a different class of the security being traded. For example, the purchase of an ADR would not be permitted if we were trading in the underlying security and vice versa. On a case-by-case basis, an exemption to this restriction may be granted by a compliance officer if it is determined no harm will occur to our clients.

(2)         Short-Term Trading Restriction.

Access Persons are reminded that they are specifically prohibited from engaging in any form of market timing or short-term trading in mutual funds advised or sub-advised by Acadian or in any other covered security.

Acadian has adopted a sixty (60) day hold requirement in an effort to avoid conflicts of interests and to ensure that the interests of our clients are placed first. This requirement is intended to deter front running, market manipulation and the potential misuse of Acadian internal resources.

Acadian’s Compliance Group may allow exceptions to this short-term trading restriction on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption.

Unless an exception is granted by the Compliance Group, no Access Person may execute opposing trades (buy/sell, sell/buy) in a covered security within sixty (60) calendar days. Trades made in violation of this prohibition are subject to being unwound. Otherwise, any profit realized on such short-term trades shall be subject to disgorgement to a charity or to a client if appropriate at the discretion of the Compliance Group.

An Access Person wishing to execute a short-term trade must request an exception when entering the Pre-Clearance request.

(5) Whether an Access Person’s trade had a material negative impact on a client trade and any appropriate responsive actions will be reviewed and determined by the Compliance Group on a case-by-case basis taking into account all facts and circumstances.

E.                                    Old Mutual Stock or other Affiliate Stock

For Clients:

Acadian is restricted from purchasing or recommending the purchase or sale of Old Mutual stock or any Old Mutual affiliate stock (“OMAM securities”) on behalf of our clients.

For Access Persons:

Acadian Access Persons, Supervised Persons, or their immediate family members may invest in OMAM securities. To reduce the risk that such investment might be found to have resulted from insider trading or another violation of securities laws, Old Mutual has established a policy setting forth when trading in OMAM securities is not permitted or appropriate. This Policy applies to all Acadian Access Persons, Supervised Persons, or their immediate family members.

Mandatory Requirements/Prohibitions of Old Mutual’s policy:

•                  Prohibits trading in any OMAM securities when in possession of material, nonpublic information (“MNPI”)

•                  Prohibits communicating MNPI to any third-party unless for legitimate purposes.

•                  Prohibits engaging in any transaction involving any OMAM securities during a blackout period. Blackout periods will be communicated to Acadian compliance.

•                  Prohibits engaging in short sales of OMAM securities or trading in naked options.

•                  Requires obtaining pre-clearance from OM(US)H Compliance prior to trading in any OMAM security.

Please send your pre-clearance request to Acadian compliance and we will facilitate on your behalf with OM(US)H Compliance.

Old Mutual is responsible for providing Acadian with an updated list of publicly traded affiliated companies. Any updates will be available through the Compliance Group.

F.                                     Securities Transactions requiring Pre-clearance

With limited exceptions noted in section G below, discretionary transactions executed by an Access Person in the following covered securities must be “pre-cleared” with the Compliance Group in accordance with the procedures outlined herein prior to execution:

•                  any stock or corporate bond;

•                  investment or futures contracts with the exception of currency;

•                  options or warrants to purchase or sell securities;

•                  limited partnerships meeting the SEC’s definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

•                  ETFs and Depositary Receipts (e.g. ADRs, EDRs and GDRs);

•                  UITs, foreign mutual funds, and closed-end investment companies;

•                  shares of open-end mutual funds that are advised or sub-advised by Acadian (unless in the Acadian 401K or deferred compensation plan),

•                  private investment funds (including Acadian managed commingled funds), hedge funds, and investment clubs.

Additional types of securities may be added to the pre-clearance requirements at the discretion of the Compliance Group as new types of securities are offered and traded in the market and/or Acadian’s business changes.

Initial Public Offerings            Acadian as a firm typically does not participate in initial public offerings (IPO). Access Persons must pre-clear for their personal accounts purchases of any securities in an IPO. Acadian will maintain a written record of any decision, and the reasons supporting the decision, to approve the personal acquisition of an IPO for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval, Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing the Firm’s brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person’s investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients.

Limited or Private Offerings                            Access Persons must pre-clear for their personal accounts purchases or sales of any securities in limited or private offerings (commonly referred to as private placements). Acadian will maintain a record of any decision, and the reasons supporting the decision to approve the personal acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval, Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing the Firm’s brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person’s investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients. Access Persons are permitted to invest in private offerings offered and/or managed by Acadian provided they meet the investment qualifications of the particular investment.

Investment accounts established through your employment with Acadian, including your 401K account and any deferred compensation account, are reportable accounts but are exempt from the requirements to pre-clear trades. Notwithstanding, if any of the holdings in these accounts are in “affiliated” funds you must report any holdings on your year-end holdings report. For example, this would include the required reporting of any affiliate-managed fund in the deferred compensation plan as well as in the 401K plan.

G.                                   Exceptions specific to certain account and transaction types:

1.              Transactions occurring within investment accounts in which the Access Person had no direct or indirect influence or control over the transactions do not require preclearance, are not subject to blackout or holding period restrictions, and do not require reporting on holding reports provided the following conditions are met:

•                  The account is disclosed to a compliance officer before trading commences and the compliance officer is provided with necessary documentation to confirm that the Access Person will not have direct or indirect influence over transactions in the account; and

•                  The Access Person and/or the investment manager for the account provides written confirmation periodically at the request of a compliance officer that the Access Person did not have any direct or indirect influence on any of the transactions executed in the account.

Examples of such accounts include accounts where the Access Person has granted to a broker, dealer, trust officer or other third party non-Access Person full discretion to execute transactions on behalf of the Access Person without consultation or Access Person input or direction (an example would be Managed Accounts and the party directing the transaction has utilized such discretion).

2.              Transactions occurring within a reported investment account that are part of an automatic dividend reinvestment plan or a pre-established dollar cost averaging type contribution plan do not require preclearance, are not subject to blackout or holding period restrictions, and do not require reporting on holding reports.

3.              The following transactions in covered securities within a reported investment account are exempt from the Code’s pre-clearance, blackout and short-term trading requirements but must be disclosed on year-end holding reports:

a.                                      purchases or sales that are involuntary on the part of the Access Person

b.                                      purchases or sales within Acadian’s 401k or deferred compensation plans

c.                                       purchases or sales effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of our securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

d.                                      purchases or sales of currencies and interest rate instruments or futures or options on them

e.                                       purchases or sales of municipal, Government Sponsored Entities (GSE) and agency bond

f.                                        purchases or sales of commodity futures

Part 3.          Standards of Business Conduct

The Code sets forth standards of business conduct that we require of our Access Persons. Access Persons should maintain the highest ethical standards in carrying out Acadian’s business activities. Acadian’s reputation is one of our most important assets. Maintaining the trust and confidence of clients is a vital responsibility. This section sets forth Acadian’s business conduct standards.

A.                                    Compliance with Laws and Regulations

Each Access Person must comply with all laws and regulations applicable to our business, including all securities laws, and all firm policies and procedures including, but not limited to, those found in the Code, of Ethics, Compliance Manual, and Human Resources Manual. Access Persons are not permitted to:

a.                                      engage in any act, practice, or course of conduct that operates or would operate as a fraud, deceit, or manipulative practice upon any person;

b.                                      make false or misleading statements, spread rumors, or fail to disclose material facts;

c.                                       engage in any manipulative practice with respect to securities, including price or market manipulation; or

d.                                      utilize or transmit to others “inside” information as more fully described herein.

B.                                    Conflicts of Interest

As a fiduciary, Acadian has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of our clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest, including those between personal and Acadian related activities, and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. Client specific conflicts are reviewed and addressed directly with the individual client. We conduct an ongoing review for actual and potential conflicts that may be systemic to Acadian and our processes. We disclose these conflicts as part of our Compliance Manual, which is typically updated annually, as well as in Form ADV, Part 2A, which is updated and delivered annually to each client. Examples of certain conflicts related to the Code include:

1.              Conflicts among Client Interests. Conflicts of interest may arise where Acadian or our Access Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Access Persons have made material personal investments, or accounts of close friends or relatives of Access Persons, etc.). Access Persons are prohibited from engaging in inappropriate favoritism of one client over another client.

2.              Competing with Client Trades. As referenced in the section on Personal Transactions, an Access Person is prohibited from engaging in any securities transactions on the day Acadian trades in the security on behalf of a client and any other transaction that would result in a material negative impact to a client.

3.              Disclosure of Personal Interest. Access Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having first disclosed to the Compliance Group any material beneficial ownership, business or personal relationship, or other material interest in the issuer. A member of the Compliance Group will analyze the conflict and determine the appropriate course of action including potential recusal of the Access Person from the decision of the placement of the security at issue on a no-buy list.

4.              Referrals/Brokerage. Access Persons are required to act in the best interests of our clients regarding execution and other costs paid by clients for brokerage services. As part of this principle, Access Persons will strictly adhere to Acadian’s policies and procedures regarding brokerage allocation, best execution, soft dollars and other related policies. Access Persons should refrain from undertaking personal investment transactions with the same individual employee at a broker-dealer firm with whom Acadian conducts business for our clients.

5.              Vendors and Suppliers. Each Access Person is required to disclose any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of Acadian. Access Persons with such interests are prohibited from negotiating or making decisions regarding Acadian’s business with those companies.

C.                                    Market Manipulation

Access Persons are prohibited from making any statements or taking any action intended to manipulate the price of a security or the market for a security. Manipulative conduct includes the creation or spreading of false rumors or other information intended to influence the price of a security. Access Persons are advised to ensure any statement that they may make in a public forum is true, accurate, and not misleading. This includes any statements that you may make independent of your employment with Acadian or beyond your authority as an Acadian employee, including via any personal blogs, websites or chat rooms. (Please note that Acadian policies prohibit all employees from conducting Acadian related investment business via personal email or through social media (Facebook, LinkedIn, etc.) sites).

D.                                    Insider Trading

As a general rule, it is against the law to buy or sell any securities while in possession of material, non-public information relevant to that security (sometimes called “inside information”), or to communicate such information to others who trade on the basis of such information (commonly known as “tipping”). Information is “material” as to a security if a reasonable investor would consider the information significant in deciding whether to buy, hold or sell the security, i.e., any information that might affect the price of the security. Material information can be positive or negative and can relate to virtually any aspect of the Company’s business.

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material non-public information and from communicating material non-public information to others in violation of the law. This specifically includes personally trading or informing others of the securities held in a client portfolio or transactions contemplated on behalf of any client.

Insider Trading - Material Non-Public Information.

The term “material non-public information” relates not only to issuers but may also include Acadian’s AUM, internal information, securities recommendations and client securities holdings and transactions. Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the price of a company’s securities. Examples of events or developments that should be presumed to be “material” with respect to Acadian’s activities and not to be discussed outside Acadian would be:

•                  knowledge of a trend in revenues, earnings, or assets under management not yet fully disclosed to the public (Acadian AUM must not be released to the public until seven business days after each month end);

•                  acquisition, material loss, or regulatory action;

•                  material change in the number of clients;

•                  significant legal exposure due to actual, pending or threatened litigation;

•                  a purchase or sale of substantial assets;

•                  changes in senior management or other major personnel changes; and

•                  changes in our auditors or a notification from its auditors that we may no longer rely on the auditor’s audit report.

These examples are illustrative only; many other types of information may be considered “material,” depending on the circumstances. The materiality of particular information is subject to reassessment on a regular basis. Information is “non-public” as to a security until it has been effectively communicated to the marketplace through a press release or other appropriate news media and enough time has elapsed to permit the investment market to absorb and evaluate the information. In many cases, this process may require the passage of several trading days after any initial disclosure. If there can be any doubt whatsoever as to whether information has been effectively communicated to the marketplace, such information should be considered non-public until such time as there is no doubt. You should direct any questions about whether information is material to the Compliance Group.

Insider Trading - Penalties

Both the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) are very effective at detecting and pursuing insider trading cases and they have aggressively prosecuted insider traders and tippers. Any person who engages in insider trading or tipping can face a substantial jail term (up to 20 years), civil penalties of up to three times the profit gained (or loss avoided) by that person and/or his or her “tippee,” and criminal fines of up to $5,000,000. In addition, if it is found that the Company failed to take appropriate steps to prevent insider trading, the Company may be subject to significant criminal fines and civil penalties of up to $1,000,000 or, if greater, three times the profit gained (or loss avoided) as a result of the insider trading.

You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, Acadian views seriously any violation of our insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal and reporting to legal and regulatory authorities.

Before executing any trade for yourself or others, including clients, an Access Person must determine whether he or she has access to material non-public information.

If you think that you might have access to material non-public information, you should take the following steps:

1.          report the information and proposed trade immediately to the Chief Compliance Officer.

2.          do not purchase or sell the securities on behalf of yourself or others, including clients.

3.          do not communicate the information inside or outside Acadian, other than to the Chief Compliance Officer or his designee.

E.                                    Gifts and Entertainment

1.                                      General Statement

A conflict of interest occurs when the personal interests of Access Persons interfere or could potentially interfere with their responsibilities to Acadian and our clients. Access Persons may not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Access Persons are expressly prohibited from letting gifts, gratuities or entertainment influence their selection of any broker, dealer or vendor for Acadian business. Similarly, Access Persons may not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Acadian or the Access Person.

2.                                      Gifts

a.                                      Receipt - No Access Person may receive gifts totaling more than de minimis value ($100 per calendar year) from any person or entity that does business with or on behalf of Acadian. For example, regardless of the number of employees at XYZ broker who provide a gift, the aggregate value of the gifts that can be accepted by an employee from all individuals associated with XYZ broker is $100.

Access Persons are expressly prohibited from soliciting any gift.

b.                                      Offer - No Access Person may give or offer any gift of more than de minimis value ($100 per year) to existing clients or prospective clients. Access Persons may not give gifts if the intent is to retain or gain business. In certain countries in which we may conduct business, the offer of a gift may be a cultural norm. In such cases, it may be permissible to exceed the de minimis value provided the gift is reasonable in value and has been approved by a Senior Manager.

Gifts to ERISA, Taft-Hartley, and Public Plan Clients and Prospects

Regulations relating to the investment management of ERISA, state or municipal pension funds, and Taft-Hartley clients often severely restrict or prohibit the offer of gifts of any value to their representatives. As a best practice, it is advisable to consult with such individuals prior to providing any type of gift of any value as many require detailed reporting be provided of such activity by Acadian as provider and by the recipient.

3.                                      Cash - No Access Person may give or accept cash gifts or cash equivalents to or from a client or prospective client or any other entity that conducts investment related business with or on behalf of Acadian.

4.                                      Entertainment - No Access Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do investment related business with or on behalf of Acadian. Access Persons may provide or accept an occasional business entertainment event, at a venue where business is typically discussed, such as dinner or a sporting event, of reasonable value, provided that the person or a representative of the entity providing the entertainment is present.

Access Persons are expressly prohibited from soliciting any entertainment.

Entertainment to ERISA, Taft-Hartley and Public Plan Clients and Prospects

Regulations relating to the investment management of ERISA, state or municipal pension funds, and Taft-Hartley clients often severely restrict or prohibit the offer of entertainment of any value (Including coffee, meals, drinks etc.) to their representatives. As a best practice, it is advisable to consult with such individuals prior to providing any type of entertainment of any value as many require detailed reporting be provided of such activity by Acadian as provider and by the recipient.

5.                                      Detailed Expense Reports Required for Gifts and Entertainment

For all gifts and entertainment purchased for or provided to a client or prospect, make certain that the expense report submitted for reimbursement clearly discloses what was provided, the names of each individual recipient, and the organization that each recipient represented. Appropriate supporting receipts must be provided. Certain ERISA, public plan clients, and Taft-Hartley plan clients require that we provide detailed gift and entertainment reports related to their representatives.

6.                                      Conferences - Employee attendance at all third-party sponsored industry conferences must be pre-approved by the employee’s supervisor. If any part of the conference will be paid for by the host or a third party, this should be disclosed prior to attendance to the Compliance Group. The Compliance Group will review, among other factors, the purpose of the conference, the conference agenda, and the proposed costs that will be paid or reimbursed by the third party. With the exception of the need to obtain prior supervisor approval, the above guidance does not apply to Old Mutual sponsored and hosted conferences.

It is against Acadian policy to sponsor or pay to attend any conference where our payment is a primary consideration of whether we will be awarded business from any client or prospective client who may be in attendance.

7.                                      Quarterly Reporting - Acadian will require all Access Persons to report any gifts or entertainment received on a quarterly basis. Gifts and entertainment provided will be monitored through the periodic review of expense reports.

F.                                     Political Contributions and Compliance with the Pay-to-Play Rule Requirements

Acadian as a firm is prohibited from making political contributions. Political contributions requested by a client or prospect will be prohibited as these may be deemed as an attempt to retain or win business.

On June 30, 2010, the SEC voted unanimously to adopt Rule 206(4)-5 (the “Rule”) under the Advisers Act. The Rule seeks to curtail “pay to play” practices by investment advisers that provide advisory services to a state or local government entity or to an investment pool in which a state or local governmental entity invests. The Rule became effective on September 13, 2010, and compliance was generally required by March 14, 2011.

There are three key elements of the Rule:

(i)                                     a two-year “time-out” from receiving compensation for providing advisory services to certain government entities after certain political contributions are made,

(ii)                                  a prohibition on soliciting contributions and payments, and

(iii)                               a prohibition from paying third parties for soliciting government clients.

For purposes of the Code and the Rule, an “official” is any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office: (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

A “government entity” includes all state and local governments, their agents, and instrumentalities, as well as all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans. These entities are typically pension plans that are separate legal entities from state and local governments, but have elected officials as board members.

To ensure Acadian complies with the Rule, all Acadian Access Persons will be required to adhere to the following procedures:

1.              Submit a written pre-approval form to the Compliance Group and receive compliance approval prior to making any political contribution to an “official” (includes incumbents, candidates, and committees as defined above) of a “government entity”, regardless of contribution amount.

2.              Submit quarter-end and year-end reports of all political contributions made to any official of a government entity.

3.              A prohibition from directly or indirectly soliciting political contributions on behalf of any official of a government entity if such individual can directly or indirectly influence the investment advisory business or from soliciting payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity. Pursuant to this provision, Access Persons are prohibited from:

•                  indirectly making political contributions to politicians through, for example, spouses, lawyers or affiliated companies;

•                  “bundling” a large number of small employee contributions to influence an election in the state or locality in which the Investment Adviser is seeking business;

•                  soliciting contributions from professional service providers;

•                  consenting to the use of Acadian’s name on fundraising literature for a candidate; and

•                  sponsoring a meeting or conference which features an official as an attendee or guest speaker and which involves fundraising for the official (and, in this case, expenses incurred by the Access Person for hosting the event (such as the cost of the facility or refreshments, or reimbursement of any of the official’s expenses for the event) would be a contribution by the Investment Adviser, thereby triggering the two-year “time-out” provisions of the Rule).

4.              A prohibition on paying any non-regulated third party for soliciting advisory business from U.S. based government clients on our behalf.

Failure of each Access Person to adhere to the requirements of the Rule could result in Acadian being prohibited from receiving compensation from a government entity for a period of two-years from the date of the contribution.

Anti-Bribery and Corruption Policy and risks related to employee acts including political contributions and gifts/entertainment

The U.S. Foreign Corrupt Practices Act (the “FCPA”) prohibits corrupt payments to foreign officials for the purpose of obtaining or keeping business. The person making or authorizing the payment must have a corrupt intent, and the payment must be intended to induce the recipient to misuse his official position to direct business wrongfully to the payer or to any other person. You should note that the FCPA does not require that a corrupt act succeed in its purpose. The offer or promise of a corrupt payment can constitute a violation of the statute. The FCPA prohibits any corrupt payment intended to influence any act or decision of a foreign official in his or her official capacity, to induce the official to do or omit to do any act in violation of his or her lawful duty, to obtain any improper advantage, or to induce a foreign official to use his or her influence improperly to affect or influence any act or decision. The FCPA prohibits paying, offering, promising to pay (or authorizing to pay or offer) money or anything of value. The prohibition extends only to corrupt payments to a foreign official, a foreign political party or party official, or any candidate for foreign political office. A “foreign official” means any officer or employee of a foreign government, a public international organization, or any department or agency thereof, or any person acting in an official capacity.

Obligations imposed on Acadian employees go further than compliance with the FCPA. Bribery and corrupt business practices create unfair markets, erode public trust and stifle long-term economic development and are contrary to Acadian’s values. Bribery or corruption in any manner or for any purpose or benefit will not be tolerated and any such action by an employee or the firm is strictly prohibited. Acadian employees must be committed to ethical and legal business conduct and must:

•                  Act legally and with integrity at all times to safeguard its staff members, resources, tangible and intangible assets, and our reputation;

•                  Create and maintain a trust-based and inclusive internal culture in which bribery and corruption are not tolerated;

•                  Conduct all business relationships in an ethical and lawful manner; and

•                  Cooperate fully with law enforcement and regulators locally within the bounds of local legislation.

Employees who deliberately breach the policy must be subject to disciplinary action, potentially leading to dismissal.

All Acadian employees are expected to act legally, ethically, and with integrity at all times to safeguard our employees, resources, assets and reputation. All employees must closely adhere to the gift and entertainment and the political contributions policies and procedures described herein. Any suspicions of bribery or corruption should be reported in accordance with the Whistleblowing policy set out in this Code. Acadian and all Acadian employees are expected to cooperate fully with any law enforcement or regulatory inquiry into any bribery or corruption allegation.

G.                                   Charitable Contributions

Although Acadian encourages our Access Persons to be charitable, no donations should be made or should appear to have been made for the purpose of obtaining or retaining client business. No donations should be made in the name of any client if such a donation would result in a violation of the client’s ethical requirements. This is typically the case with state and municipal clients.

Any request from a client or prospect for a charitable donation should be brought to the attention of a Compliance Officer. Any charitable donation made in response to a client or prospect request should be nominal as not to appear to have been made to obtain or retain the business and should be done in accordance with Acadian’s charitable giving policies.

H.                                   Confidentiality. Access Persons have the highest fiduciary obligation to protect and keep confidential at all times sensitive non-public information related to our clients, prospects, Access Persons, and the firm. Please also refer to your obligations to protect information from disclosure under Insider Trading and Regulation FD sections of this Code. This information may include, but is not limited to, the following:

a.                                      any prospect or client’s identity (unless the client consents), any information regarding a client’s financial circumstances, business practices, or advice furnished to a client by Acadian;

b.                                      information on specific client accounts, including recent or impending securities transactions by clients and activities of the portfolio managers for client accounts;

c.                                       specific information on Acadian’s investments for clients (including former clients) and prospective clients and account transactions and holdings;

d.                                      information on other Access Persons, including their social security numbers, financial account information and account numbers, compensation, benefits, position level and performance rating; and

e.                                       information on Acadian’s assets under management, business activities, including new services, products, research, technologies, investment process, and business initiatives, unless disclosure has been authorized by Acadian.

Access Persons should not access information on any client, prospect, or employee that is not required to perform their specific job functions. Access Persons should not discuss or release any non-public information that they may be authorized to access and view to any internal party or external party unless that party has a compelling business need to receive the information.

Access Persons should be sensitive to the problem of inadvertent or accidental disclosure, through careless conversation in a public place or the failure to safeguard papers and documents. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate. Any confidential information that must be transmitted over email or via the internet should also be protected.

I.                                        Service on a Board of Directors

Prior to accepting a position as an officer, director, trustee, partner, or Controlling person in any other company or business venture not related to Acadian, or as a member of an investment organization (e.g., an investment club), Access Persons must disclose the position to the Compliance Group.

While the disclosure of Board membership or service on a charitable/non-profit organization is generally not required, disclosure and pre-approval would be required if your service involved participation on the finance, treasury, or investment committees or their functional roles or equivalents. Acadian may place specific restrictions on such service.

Each Board position should also be disclosed to the Compliance Group at least annually. Notice of such positions may be given to a compliance officer of any Fund advised or sub-advised by the Company.

As a firm policy, Acadian will restrict from our potential investment universe, and will not invest in or recommend client investment in, any publicly traded company for which an Acadian employee serves as a Board member.

J.                                      Partnerships

Any non-Acadian related non-investment partnership or similar arrangement, either participated in or formulated by an Access Person, should be disclosed to the Compliance Group prior to formation, or if already in existence at the time of employment, as part of New Hire reporting. Any such partnership interest should also be disclosed to the Compliance Group at least annually. Investment partnerships such as participating as a passive “partner” in a hedge fund would require pre-clearance and reporting on holdings reports.

K.                                   Other Outside Activities

Access Persons may not engage in outside business interests or employment that could in any way materially conflict with the proper performance of their duties as Access Persons of Acadian. All Access Persons should inform their Department Supervisor and Human Resources prior to accepting any employment outside of Acadian if it had the potential of impacting or conflicting with their responsibilities to Acadian. Supervisors will involve the Compliance Group as needed.

L.                                    Marketing and Promotional Activities

Acadian has instituted policies and procedures relating to our creation and distribution of marketing, performance, advertising, and promotional materials to ensure compliance with relevant securities laws and GIPs. All oral and written statements made by Access Persons to the public, regardless of format or audience, must be professional, accurate, balanced and not misleading in any way.

M.                                 Affiliated Broker-Dealers

Acadian has affiliated broker-dealers through the common ownership of our parent company and as a result of certain employees holding securities licenses. Acadian will not utilize the services of any of these firms to trade for the accounts of any firm client. Acadian will also abide by any restrictions imposed by a client regarding the use of any specific broker-dealer including those that may be an affiliate of a client.

Part 4.          Compliance Procedures

Access Persons are expected to respond truthfully and accurately to all requests for information. With general exceptions as outlined below, any reports, statements or confirmations described herein, submitted through the SCT system, or created under this Code will be treated as confidential to the extent possible.

Access Persons should be aware that copies of such reports, statements or confirmations, or summaries of each, may be provided to their supervisors, to senior management, to Old Mutual’s compliance, internal audit, legal or risk management teams, to compliance personnel and the Board of Directors of any registered investment company client, to outside counsel, and/or to regulatory authorities upon appropriate request. To the extent possible, efforts will be made to preserve the confidentiality of any personal information contained on any such report prior to providing is to the requesting party.

A.                                    Reporting of Access Person Investment Accounts

All Access Persons are required to notify the Compliance Group in writing of any investment account in which he or she has direct or indirect beneficial interest in which a security can be purchased.

B.                                    Duplicate Statements

Acadian’s Compliance Group, in its discretion, will determine if the receipt of duplicate investment account statements for any Access Person’s investment account will further enhance the Compliance Group’s ability to oversee and enforce the Code.

The purpose of receiving “duplicates” is to independently confirm Code compliance, especially as it relates to compliance with pre-clearance of trades, the blackout period, and reporting.

Duplicate investment account statements will typically be requested directly from the broker or adviser for any Access Person investment accounts where the Access Person exercises investment discretion over the account and has the ability to trade in covered securities including individual stocks, Acadian or affiliated managed funds, or other types of covered securities that may conflict with the type of investments Acadian makes for our clients.

Despite making such a request of a broker or adviser, we cannot guarantee a response. In such instances, the Compliance Group will make a determination if an alternative source of receiving statements should be pursued, including requesting statements directly from the Access Person.

Duplicate investment account statements are typically not requested or received for the following types of accounts:

•                  accounts in which individual stocks, bonds, Depositary Receipts, ETFs, and Acadian advised or sub-advised mutual funds cannot be purchased or sold;

•                  accounts where the Access Person has no direct or indirect influence or control over transactions in the account; and

•                  Acadian’s 401K and deferred compensation plan accounts.

C.                                    Personal Securities Transaction Pre-clearance

All Access Persons must strictly comply with Acadian’s policies and procedures regarding personal securities transactions in covered securities including requesting pre-clearance before trading in a covered security.

Pre-clearance approval is typically only effective on the day granted.

Pre-clearance requests, once granted, are only effective until the close of the market on which the “cleared” security trades. If the trade is not executed before market close on the day the pre-clearance was requested and granted, then the request would need to be re-submitted the following day. For example, pre-clearance requests granted on Monday in the U.S. for a security trading in the U.S. are effective until the close of U.S. markets that Monday.

One exception relates to the pre-clearance of a security trading on a foreign exchange. A request to trade a security trading on a foreign exchange made after close of the exchange but prior to the reopen of the exchange for the next trading day would be approved until the close of that foreign exchange on the next trading day.

No one, including the Chief Compliance Officer, is authorized to approve his or her own trades.

D.                                    Pre-Approval of Political Contributions

Each Acadian employee or consultant who is an Access Person must submit a pre-approval request to a member of the Compliance Group and receive compliance approval prior to making any political contribution to any “official” of a “government entity” regardless of contribution amount. Please refer to the Political Contributions section of the Code s for the definition of official, government entity, and additional details.

E.                                    Quarterly Reporting of Transactions

Within one month of each quarter end (i.e. end of April, July, October, and January) all Access Persons must submit a quarterly report to the Compliance Group to report either no reportable trading activity or all transactions involving covered securities in which they have direct or indirect Beneficial Ownership and the account in which the security was purchased or sold.

F.                                     Quarterly Reporting of Gifts and Entertainment

Each Access Person must submit a report within one month of each quarter end (by April 30, July 30, October 31 and January 31) to report any gifts or entertainment received from any person or organization doing or seeking to do business with Acadian. Supervisor approval is required on any form where there is something to report. A report is required even if there is nothing to report but supervisor approval on such report is not required. .

G.                                   Quarterly Reporting of Private Investments

Within one month of each quarter end (by April 30, July 30, October 31, and January 31) all Access Persons must submit a report to certify that they either have no private investments to report or attest to all pre-existing private investments including any that were acquired within the previous quarter.

H.                                   Quarterly Reporting of Political Contributions

Each Access Person must submit a report within one month of each quarter end (by April 30, July 30, October 31 and January 31) to report any political contributions made to any official of a government entity as defined in the Code. A signed report is required even if there is nothing to report.

I.                                        Annual Reporting

By January 31 of each year, each Access Person must complete and submit a listing as of December 31 of the prior year of:

(1)                                 each investment account in which they have a direct or indirect interest in which a security can be purchased;

(2)                                 their investment holdings in covered securities (including a separate report for “private investments”) including security name, share amount, price per share and principal amount;

(3)                                 a listing of all non-Acadian and non-investment related directorships or partnerships in which they are involved; and

(4)                                 a list of all political contributions made including candidate name, elected office, amount, and date.

(5)                                 Any other reports requested by the Compliance Group specific to the Access Person.

Your year-end investment holdings report must contain all holdings in covered securities in any covered accounts including those positions held in Acadian’s 401K plan, and deferred compensation plan.

On an annual basis, each Access Person will also be required to provide certification of their receipt of the Code of Ethics and an acknowledgement of their obligation to comply with its requirements.

J.                                      New Hire Reporting

New Access Persons are required to file the following attestations within ten (10) business days of their hire date:

a.                                      Initial Affirmation acknowledging receipt of and compliance with the Code.

b.                                      Initial Report of Reportable Investment Accounts.

c.                                       Initial Report of Securities Holdings.

d.                                      Access Person Partnership Involvement Relationship Report.

e.                                       Access Person Report of Director/Relationship Involvement.

f.                                        Access Person Report of Political Contributions for prior two years from hire date.

K.                                   Review and Enforcement of Personal Transaction Compliance and General Code Compliance

The Compliance Group will periodically review personal securities transactions reports and other reports submitted by Access Persons. The review may include, but not limited to, the following:

a.                                      An assessment of whether the Access Person followed the Code and any required internal procedures, such as pre-clearance, including the comparison of “Pre-clearance” submissions to any account statements that may have been received from brokers, advisers or other sources;

b.                                      Comparison of personal trading to any blackout period;

c.                                       An assessment of whether the Access Person and Acadian are trading in the same securities and, if so, whether clients are receiving terms as favorable as the Access Person;

d.                                      Periodically analyzing the Access Person’s trading for patterns that may indicate potential compliance issues including front running, excessive or short term trading or market timing; and

e.                                       Any pattern of trading or activity raising the appearance that the Access Person may be taking advantage of their position at Acadian.

Before any determination is made that a code violation has been committed by an Access Person, the Access Person will have the opportunity to supply additional explanatory material. If the Chief Compliance Officer initially determines that a material violation has occurred, he will prepare a written summary of the occurrence, together with all supporting information/documentation including any explanatory material provided by the Access Person, and present the situation to Acadian’s Executive Committee, and, if necessary, to the entire Board of Managers. Depending on the incident, Old Mutual’s Legal and Compliance groups may become involved as well as outside counsel for evaluation and recommendation for resolution.

Acadian’s CCO reports all Code violations and their resolution, regardless of materiality, to Acadian’s Executive Committee at least quarterly. Further, if the CCO deems it necessary, a Code violation may also be reported to the full Board of Managers and the Board of Directors of any U.S. registered investment company for which Acadian acts as adviser or sub-adviser.

L.                                    Certification of Compliance

1.                                      Initial Certification. Compliance with the Code is a condition of hire and ongoing employment at Acadian. Each Access Person is provided with a copy of the Code when hired and receives training on the Code from a Compliance Officer. Acadian requires all Access Persons to certify that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code.

2.                                      Acknowledgement of Amendments. Acadian will provide Access Persons with any material amendments to our Code and Access Persons will submit an acknowledgement that they have received, read, and understood the amendments to the Code. Acadian and members of our compliance staff will make every attempt to bring important changes to the attention of Access Persons.

3.                                      Annual Certification. All Access Persons and supervised persons are required annually to certify that they have received, read, understood, and complied with the Code.

Part 5.   Access Person Disclosures and Reporting Obligations

Acadian has certain disclosure obligations to our clients and regulators. Each Access Person has an immediate and ongoing obligation to notify a Compliance Officer if any of the responses to the questions listed below are “yes” or become “yes” at anytime.

(1) In the past ten years, have you:

(a)         been convicted of or plead guilty to nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

(b)         been charged with any felony?

(2) In the past ten years, have you:

(a)         been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

(b)         been charged with a misdemeanor listed in 2(a)?

3.   Has the SEC or the Commodity Futures trading Association (CFTC) ever:

(a)         found you to have made a false statement or omission?

(b)         found you to have been involved in a violation of SEC or CFTC regulations or statutes?

(c)          found you to have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)         entered an order against you in connection with investment related activity?

(e)          imposed a civil money penalty on you or ordered you to cease and desist from any activity?

4.   Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(a)         ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

(b)         ever found you to have been involved in a violation of investment related regulations or statutes?

(c)          ever found you to have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)         in the past ten years, entered an order against you in connection with an investment related activity?

(e)          ever denied, suspended, revoked or otherwise prevented you from associating with an investment related business?

5.   Has any self-regulatory organization or commodities exchange ever:

(a)         found you to have made a false statement or omission?

(b)         found you to have been involved in a violation of its rules?

(c)          found you to have been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)         disciplined you by barring or suspending you from association with other advisers or otherwise restricting your activities?

6.   Has the authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

7.   Are you the subject of any regulatory proceeding?

8.   Has any domestic or foreign court:

(a)         in the past ten years, enjoined you in connection with any investment related activity?

(b)         ever found that you were involved in a violation of investment related statutes or regulations?

(c)          ever dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

9.   Are you now the subject of any civil proceeding that could result in a “yes” answer to item 8 above?

C.            Responsibility to Know the Rules

Access Persons are responsible for their actions under the law and are therefore required to be sufficiently familiar with applicable federal and state securities laws and regulations to avoid violating them. Claimed ignorance of any rule or regulation or of any requirement under this Code or any other Acadian policy or procedure is not a defense for employee misconduct.

Part 6.   Record Keeping

Acadian will maintain the following records pertaining to the Code in a readily accessible place:

•                  A copy of each Code that has been in effect at any time during the past five years;

•                  A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•                  A record of all acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Access Person (these records must be kept for five years after the individual ceases to be an Access Person of Acadian);

•                  Holdings and transactions reports made pursuant to the Code;

•                  A list of the names of persons who are currently, or within the past five years were, Access Persons;

•                  A record of any decision and supporting reasons for approving the acquisition of covered securities by Access Persons including IPOs and limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•                  A record of persons responsible for reviewing Access Persons’ reports currently or during the last five years; and

•                  A copy of reports provided to the Board of Directors of any U.S. registered management investment company for which Acadian acts as adviser or sub-adviser regarding the Code.

Part 7.          Form ADV Disclosure

Acadian will include on Schedule F of Form ADV, Part 2A a description of Acadian’s Code and a description of conflicts identified with our investment process and operations. We will deliver a copy of Form ADV, Part 2A to each client annually and will provide a copy of our Code to any client or prospective client upon request.

Part 8.   Administration and Enforcement of the Code

A.            Excessive or Inappropriate Trading

Acadian understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that limits potential conflicts with the interests of any client account. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades, or other measures as deemed appropriate by the Compliance Group), may compromise the best interests of any client if such excessive trading is conducted during the workday or using Acadian resources. Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code, such personal transactions may be brought to the attention of the Access Person’s supervisor and may not be approved or may be limited by the Compliance Group.

B.            Training and Education

New Hires

Employment at Acadian is contingent upon compliance with the Code. Each new hire receives a copy of the Code and must complete an affirmation of receipt and understanding. A member of the Compliance Group will meet with each new hire within their first week of employment to review the Code and to respond to any questions.

Annual

Mandatory annual Code training is required for all Access Persons. This training will be developed and led by members of the Compliance Group and will reinforce key sections of the Code as well as any other hot button areas as determined by business changes or regulatory focus.

C.            Executive Committee and Compliance and Risk Committee Approval

The Code will be submitted to Acadian’s Executive Committee, as representatives of the Board of Managers, annually for approval. Any material amendments will also be sent to the Executive Committee for approval. Such approvals will also be obtained from the Compliance and Risk Committee.

D.            Report to the Board(s) of Investment Company Clients

At the frequency requested and in compliance with Rule 17j-1 of the Investment Company Act of 1940, Acadian will comply with any reporting requirements imposed by the Board of Directors of each of our U.S. registered investment company clients as well as any other reporting related to our Code requested by any client. A copy of our Code is provided to clients and prospects upon request. Reports typically provided to Fund Board’s include a description of any issues arising under the Code since the last report, information about material violations of the Code, sanctions imposed in response to such violations, and any material changes made to the Code. Acadian will also provide reports when requested certifying that we have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

E.            Report to Senior Management

The Chief Compliance Officer will provide a report on a quarterly basis to Acadian’s Executive Committee noting any violations of the Code. Any material violations will be escalated promptly.

F.            Reporting Violations and Whistleblowing Protections

Acadian is committed to fostering an environment of ethical and fair business conduct that requires all employees to act honestly and with integrity at all times. Employees are required to report to the Chief Compliance Officer or a senior manager all potential instances of serious malpractice, material violations of company policies, and material violations of the Code. Employees are required to cooperate fully with any and all investigations into such matters. Failure to adhere to these policies will be considered a violation of the Code and will subject the employee to disciplinary action including the potential for termination of employment.

Good faith reports of such potentially serious or material violations may be made without fear of retribution either directly to the Chief Compliance Officer or on a confidential basis via either a written statement in a sealed envelope or in any other way the Access Person feels is necessary to preserve his or her confidentiality. A report can also be made to the Old Mutual Fraud Hotline listed in the Fraud section below. These reports will be treated as confidential and the source of the report protected to the extent permitted by law provided that the “whistleblower” (1) genuinely believes that the knowledge or suspicions disclosed are true and relate to serious malpractice; and (2) that the communication is clear from the outset that a confidential “whistleblowing” disclosure is being made. All such reports will be investigated promptly and thoroughly and all legal requirements will be complied with.

G.            Fraud Policy

All Acadian employees are expected to act legally, ethically, and with integrity at all times to safeguard our employees, resources, assets and reputation. The commission of a fraud of any kind is prohibited. Failure by any Acadian employee to comply with this policy could result in disciplinary action being taken against that individual.

For the purpose of the Code, fraud is defined as: “Any deliberate action or inaction involving dishonesty or deception, which may result in the diminution of client account or shareholder value, either through financial loss or reputational damage, whether or not there is personal benefit to the fraudster.”

What Constitutes Fraud?

The legal definition of fraud may vary depending on the legal statutes of the various jurisdictions in which Acadian operates. In some jurisdictions, no precise legal definition of fraud exists, although many of the offenses referred to as fraud may be prohibited by local statute or be deemed criminal offenses by local statute. The term is generally used to describe acts such as: deception, bribery, forgery, extortion, corruption, theft, conspiracy, embezzlement, misappropriation, false representation, concealment of material facts and collusion. Some examples of fraud include, among others:

•                  Dishonest or fraudulent activities, such as embezzlement, deceit, collusion or conspiracy

•                  Bribery, corruption or abuse of office

•                  Theft

•                  Abuse or misuse of company property

•                  Deliberate misapplication or misappropriation of company funds or assets

•                  Deliberate or suspicious unacceptable loss of assets in the care of any member of OMAM

•                  Forgery or alteration of documents

•                  Making use of or knowingly possessing forged or falsified documents

•                  Providing false or misleading information

•                  Deliberate theft, sale or misuse of sensitive documentation or information

•                  Deliberate false creation of records within or unauthorized amendments to databases, administration systems and accounting records

•                  Targeted attempts to use technology/electronic communications to hack or breach security controls

•                  Intentional destruction (excepted as allowed per our Record Management Policy) or suspicious disappearance of records

•                  Concealment of material facts

•                  Deliberate intentional misapplication of accounting principles

•                  Any improper act, which may damage the reputation of OMAM or any of its members

•                  Any similar or related activity or irregularity

Fraud can be perpetrated internally by employees or contractors, externally by clients, intermediaries or other third parties.

Any individual who is unclear as to what may constitute an act of fraud should seek further guidance from his/her direct manager or from the Chief Compliance Officer as appropriate.

What should I do if I suspect fraud has been committed?

All staff is encouraged to immediately report any fraud that is suspected or discovered. Any such activity should be reported initially to their immediate manager and/or the Chief Compliance Officer, except where either of those individuals is suspected of involvement.

Immediate managers are responsible for reporting all instances of suspected or discovered fraud to the Chief Compliance Officer who is responsible for escalating as required under relevant firm policy.

The reporting of suspected or known fraud may be made and will be investigated in accordance with the Whistleblowing policies described within the Code and, if made in good faith, will be protected from retaliation. Acadian respects the right of an individual to retain anonymity when reporting fraud using the contact information provided below:

Molly Mugler, SVP, General Counsel

617.369.7321 mmugler@oldmutualus.com

Old Mutual Fraud Hotline 800 249 8145 (in US)

0800 0285 010 (in UK)

Webform URL:

www.reportlineweb.com/oldmutualholdings

International Webform:

https://iwf.tnwgrc.com/oldmutualholdings

H.            Regulation FD

As an affiliate of OM Asset Management plc (“OMAM”),a publicly traded company, Acadian is committed to fair disclosure of information related to Acadian or OMAM that could influence the value of OMAM’s securities and will not act to advantage any particular analyst or investor, consistent with the United States Securities and Exchange Commission’s (the “SEC’s”) Fair Disclosure Regulation (“Regulation FD”).

OMAM will continue to provide current and potential investors with information reasonably required to make an informed decision on whether to invest in OMAM’s securities, as required by law or as determined appropriate by OMAM management.

Acadian prohibits employees from making any disclosure of material nonpublic information about Acadian or OMAM to anyone outside Acadian (other than for business purposes to persons who first are obliged to maintain confidentiality with respect to such information) unless OMAM discloses it to the public at the same time in a manner consistent with Regulation FD. Examples of activities subject to this policy include:

•      Quarterly earnings releases and related conference calls;

•      Providing guidance as to OMAM’s financial performance or results;

•      Contact with financial analysts covering OMAM;

•      Reviewing analyst reports and similar materials;

•      Referring to or distributing analyst reports regarding OMAM;

•      Analyst and investor visits;

•      Speeches, interviews, seminars and conferences;

•      Responding to market rumors;

•      Responding to media inquiries regarding financial or other material events; and

•      Postings on Acadian’s or OMAM’s website.

Definitions of “Material” and “Nonpublic”

Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or it could reasonably be expected to have a substantial effect on the price of OMAM’s securities. While it is not practical to compile an exhaustive list, information concerning any of the following items specific to Acadian or OMAM should be reviewed carefully to determine whether such information is, or is not, material:

•      Earnings, including whether OMAM will or will not meet expectations;

•      Changes in Acadian assets under management;

•      Material change in the number of clients;

•      Mergers, acquisitions, tender offers, joint ventures, or changes in assets under management;

•      Acquisition or loss of an important client or contract;

•      Changes in senior management;

•      Changes in compensation policy;

•      A change in auditors or auditor notification that Acadian or OMAM may no longer rely on an audit report;

•      A change in an auditor’s opinion with respect to Acadian’s or OMAM’s financial statements;

•      The issuance by the auditors of a going concern qualification;

•                  Financings and other events regarding OMAM’s securities (e.g., defaults on debt securities, calls of securities for redemption, repurchase plans, stock splits, public or private sales of additional securities);

•      Transactions with directors, officers or principal security holders;

•      Regulatory approvals or changes in regulations and any analysis of how they affect OMAM; and

•      Significant litigation.

“Nonpublic” information is information that has not been previously disclosed to the general public by means of a press release, SEC filing or other media for broad public access. Disclosure to even a large group of analysts or stockholders does not constitute disclosure to the public.

H.            Sanctions

Any violation of the Code may result in disciplinary action including, but not limited to, a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

I.             Further Information about the Code and Supplements

Access Persons are encouraged to contact any member of the Compliance Group with any questions about permissible conduct under the Code.

Old Mutual’s Anti-bribery and Corruption Risk Policy, Fraud Policy, Whistleblowing Arrangements and Sanctions Compliance policy are adopted as supplements to the Code.

Persons Responsible for Code Enforcement

Chief Compliance Officer:	Scott Dias
Senior Compliance Officer:	Cynthia Kelly
Compliance Officer:	Alison Peabody
Compliance Officer:	Kristin Will
Compliance Officer:	Michael Kelsey

Training and Certification

Training on Code requirements will be provided by members of the Compliance Group. Additional training on firm policies may also be provided by members of the Human Resources Group.

Acadian’s Compliance and Risk Committee, Executive Committee, and our Board of Managers are also responsible for Code implementation and enforcement.

All Access Persons will be subject to annual Code of Ethics training. A copy the Code and any amendments will be provided to all Access Persons and supervised persons annually along with a request for a written acknowledgment of receipt and compliance.

Questions and Answers

Do not hesitate to contact any member of the Compliance Group with questions by either emailing
Compliance-reporting@acadian-asset.com or contacting one of the individuals below.

ckelly@acadian-asset.com or x6837

apeabody@acadian-asset.com or x6875

kwill@acadian-asset.com or x6849

mkelsey@acadian-asset.com or x3531

sdias@acadian-asset.com or x3519

Appendices

A. CFA Institute Asset Manager Code of Professional Conduct

B. Schwab Compliance Technologies Training Guide

CFA Institute

ASSET

MANAGER

CODE

OF PROFESSIONAL

CONDUCT

SECOND EDITION

©2009, 2010 CFA Institute

CFA Institute is the global association of investment professionals that sets the standard for professional excellence. We are a champion for ethical behavior in investment markets and a respected source of knowledge in the global financial community.

Our mission is to lead the investment profession globally by promoting the highest standards of ethics, education, and professional excellence for the ultimate benefit of society.

ISBN 978-0-935015-92-8

Reprinted June 2012

Asset Manager

Code of Professional Conduct

SECOND EDITION

REPRINTED 2010 WITH AN UPDATED INTRODUCTION

CFA Institute

Contents

Introduction	1

General Principles of Conduct	3

Asset Manager Code of Professional Conduct	5

Appendix. Recommendations and Guidance	9

Introduction

Asset managers hold a unique place of trust in the lives of millions of investors. Investment professionals and firms that undertake and perform their responsibilities with honesty and integrity are critical to maintaining investors’ trust and confidence and to upholding the client covenant of trust, loyalty, prudence, and care. CFA Institute and its members are committed to reinforcing those principles. The CFA Institute mission is to lead the investment profession globally by setting the highest standards of ethics, education, and professional excellence. To foster this culture of ethics and professionalism, CFA Institute offers this voluntary code of conduct. It is designed to be broadly adopted within the industry as a template and guidepost for investors seeking managers who adhere to sound ethical practice.

The Asset Manager Code of Professional Conduct outlines the ethical and professional responsibilities of firms that manage assets on behalf of clients. Whereas the CFA Institute Code of Ethics and Standards of Professional Conduct address individual conduct, this Code is meant to apply, on a global basis, to firms that manage client assets as separate accounts or pooled funds (including collective investment schemes, mutual funds, and fund of funds organizations); we refer to such firms as “Managers.” In part, this document responds to requests from Managers to extend the scope of the Code and Standards to the firm level. Although many institutional asset managers, particularly those in well-regulated jurisdictions, already have such a code in place, they should use this Code to evaluate their own code and ensure that all of this Code’s principles have been included. This Code also has been developed for use by asset managers, including hedge fund managers, who may not already have such a code in place. This second edition of the Code includes provisions relating to risk management as well as guidance for Managers seeking to claim compliance.

Ethical leadership begins at the highest level of an organization; therefore, the Code should be adopted by the Manager’s senior management, board of directors, and similar oversight bodies. Such adoption sends a strong message regarding the importance of ethical behavior at the firm. Rather than creating rules that apply only to certain people or groups, this Code is intended to cover all employees of the firm. Although not every employee is actively involved in conduct covered in the Code, a code that is broadly applied reinforces the need for all employees to understand the ethical issues involved in the asset management business. By adopting and enforcing a code of conduct for their organizations, Managers demonstrate their commitment to ethical behavior and the protection of investors’ interests. In doing so, the Managers also protect and enhance the reputation of their organizations.

The Code sets forth minimum ethical standards for providing asset management services for clients. It is meant to be general in nature and allows flexibility for asset managers of various sizes and structures to develop the particular policies and procedures necessary to implement the Code. The goal of this Code is to set forth a useful framework for all asset managers to provide services in a fair and professional manner and to fully disclose key elements of those services to clients, regardless of whether individual Managers are required to register or comply with applicable securities laws or regulations. Unregistered hedge fund managers, in particular, are encouraged to adopt the Code and implement its provisions to ensure fair dealing and integrity and to promote self-regulation in this dynamic sector.

We recognize that in the highly regulated and complex business of investment management, the adoption of a code of ethics by itself is not sufficient to ensure ethical conduct. To be implemented effectively, the principles and standards embodied in the Code must be supported by appropriate compliance procedures. The specific procedures that translate principle into practice will depend on a variety of factors, including the business of the

©2009, 2010 CFA INSTITUTE	ASSET MANAGER CODE OF PROFESSIONAL CONDUCT, 2ND ED.

1

Manager, the type of clients, the size of the Manager (based on assets under management and on number of employees), the regulatory régime with which the Manager must comply, and other factors.

Managers must adhere to all applicable laws and regulations governing their activities. Thus, the provisions of this Code may need to be supplemented with additional provisions to meet the requirements of applicable security regulation in markets around the world. Inevitably, in some markets, the Code will closely reflect or be aligned with existing regulation or accepted best practice and in other markets, the Code will expand on the existing work of regulatory authorities or may even break new ground. Furthermore, Managers operate in different types of market structures, which may affect the manner in which the Code can be applied. Despite these differences, the Code provides a universal set of principles and standards relevant to all asset managers.

Clients have a responsibility to be aware of, understand, and monitor how their assets are invested. Yet, to fulfill this responsibility, clients must be able to count on full and fair disclosure from their Managers. Providing clients with a code of ethics that sets a framework for how the Manager conducts business is an important step toward developing the trust and confidence necessary for a successful investment management relationship.

Adopting the Code and Claiming Compliance

Adoption of or compliance with the Asset Manager Code of Professional Conduct requires firms to adhere to all the principles of conduct and provisions set forth in the Code (pages 5–7). Many asset management firms already have codes of ethics and other policies and procedures that address or go beyond the principles and provisions of the Code. Adoption of or compliance with the Code does not require a firm to amend its existing code of ethics or other policies and procedures as long as they are at least consistent with the principles and provisions set forth in the Code. Managers are strongly encouraged to review and consider the material in the Appendix when developing and reviewing their codes and other policies and procedures, although because of the many variables in size and complexity among asset management firms, compliance with the Code does not require strict adherence to this guidance.

If the Manager has not complied with each of the principles of conduct and provisions of the Code, the Manager cannot represent that it is in compliance with the Code. Statements referring to partial or incomplete compliance (e.g., “the firm complies with the Asset Manager Code except for…” or “the firm complies with parts A, B, and C of the Asset Manager Code”) are prohibited.

Once a Manager has met each of the required elements of the Code, the firm must make the following statement whenever the firm claims compliance with the Code:

“[Insert name of Firm] claims compliance with the CFA Institute Asset Manager Code of Professional Conduct. This claim has not been verified by CFA Institute.”

Acknowledgement of Claim of Compliance to CFA Institute

Managers also must notify CFA Institute of their claim of compliance with the Asset Manager Code of Professional Conduct through the CFA Institute online notification process at www.cfainstitute.org/assetcode. This acknowledgement form is for communication and information-gathering purposes only and does not represent that CFA Institute engages in enforcement or quality control of an organization’s claim of compliance. CFA Institute does not verify either the Manager’s claim of compliance or actual compliance with the Code.

WWW.CFAINSTITUTE.ORG	©2009, 2010 CFA INSTITUTE

2

General Principles of Conduct

Managers have the following responsibilities to their clients. Managers must:

1.     Act in a professional and ethical manner at all times.

2.     Act for the benefit of clients.

3.     Act with independence and objectivity.

4.     Act with skill, competence, and diligence.

5.     Communicate with clients in a timely and accurate manner.

6.     Uphold the applicable rules governing capital markets.

3

Asset Manager Code of Professional Conduct

A.    Loyalty to Clients

Managers must:

1.     Place client interests before their own.

2.     Preserve the confidentiality of information communicated by clients within the scope of the Manager—client relationship.

3.     Refuse to participate in any business relationship or accept any gift that could reasonably be expected to affect their independence, objectivity, or loyalty to clients.

B.    Investment Process and Actions

Managers must:

1.     Use reasonable care and prudent judgment when managing client assets.

2.     Not engage in practices designed to distort prices or artificially inflate trading volume with the intent to mislead market participants.

3.     Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.

4.     Have a reasonable and adequate basis for investment decisions.

5.     When managing a portfolio or pooled fund according to a specific mandate, strategy, or style:

a.     Take only investment actions that are consistent with the stated objectives and constraints of that portfolio or fund.

b.     Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.

6.     When managing separate accounts and before providing investment advice or taking investment action on behalf of the client:

a.     Evaluate and understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, any unique circumstances (including tax considerations, legal or regulatory constraints, etc.) and any other relevant information that would affect investment policy.

b.     Determine that an investment is suitable to a client’s financial situation.

C.    Trading

Managers must:

1.     Not act or cause others to act on material nonpublic information that could affect the value of a publicly traded investment.

2.     Give priority to investments made on behalf of the client over those that benefit the Managers’ own interests.

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3.     Use commissions generated from client trades to pay for only investment-related products or services that directly assist the Manager in its investment decision making process, and not in the management of the firm.

4.     Maximize client portfolio value by seeking best execution for all client transactions.

5.     Establish policies to ensure fair and equitable trade allocation among client accounts.

D.    Risk Management, Compliance, and Support

Managers must:

1.     Develop and maintain policies and procedures to ensure that their activities comply with the provisions of this Code and all applicable legal and regulatory requirements.

2.     Appoint a compliance officer responsible for administering the policies and procedures and for investigating complaints regarding the conduct of the Manager or its personnel.

3.     Ensure that portfolio information provided to clients by the Manager is accurate and complete and arrange for independent third-party confirmation or review of such information.

4.     Maintain records for an appropriate period of time in an easily accessible format.

5.     Employ qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement, and monitor investment decisions and actions.

6.     Establish a business-continuity plan to address disaster recovery or periodic disruptions of the financial markets.

7.     Establish a firmwide risk management process that identifies, measures, and manages the risk position of the Manager and its investments, including the sources, nature, and degree of risk exposure.

E.    Performance and Valuation

Managers must:

1.     Present performance information that is fair, accurate, relevant, timely, and complete. Managers must not misrepresent the performance of individual portfolios or of their firm.

2.     Use fair-market prices to value client holdings and apply, in good faith, methods to determine the fair value of any securities for which no independent, third-party market quotation is readily available.

F.    Disclosures

Managers must:

1.     Communicate with clients on an ongoing and timely basis.

2.     Ensure that disclosures are truthful, accurate, complete, and understandable and are presented in a format that communicates the information effectively.

3.     Include any material facts when making disclosures or providing information to clients regarding themselves, their personnel, investments, or the investment process.

5

4.     Disclose the following:

a.     Conflicts of interests generated by any relationships with brokers or other entities, other client accounts, fee structures, or other matters.

b.     Regulatory or disciplinary action taken against the Manager or its personnel related to professional conduct.

c.     The investment process, including information regarding lock-up periods, strategies, risk factors, and use of derivatives and leverage.

d.     Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.

e.     The amount of any soft or bundled commissions, the goods and/or services received in return, and how those goods and/or services benefit the client.

f.     The performance of clients’ investments on a regular and timely basis.

g.     Valuation methods used to make investment decisions and value client holdings. h. Shareholder voting policies.

i.      Trade allocation policies.

j.      Results of the review or audit of the fund or account.

k.     Significant personnel or organizational changes that have occurred at the Manager.

l.      Risk management processes.

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Appendix

Recommendations and Guidance

Adoption of the Code is insufficient by itself for a Manager to meet its ethical and regulatory responsibilities. Managers must adopt detailed policies and procedures to effectively implement the Code. This section provides guidance explaining the Code and includes recommendations and illustrative examples to assist Managers that are seeking to implement the Code. These examples are not meant to be exhaustive, and the policies and procedures needed to support the Code will depend on the particular circumstances of each organization and the legal and regulatory environment in which the Manager operates.

The following guidance highlights particular issues that Managers should consider when developing their internal policies and procedures that accompany the Code. The guidance is not intended to cover all issues or aspects of a Manager’s operations that would have to be included in such policies and procedures to fully implement and support the Code.

A.    Loyalty to Clients

Managers must:

1.     Place client interests before their own.

Client interests are paramount. Managers should institute policies and procedures to ensure that client interests supersede Manager interests in all aspects of the Manager—client relationship, including (but not limited to) investment selection, transactions, monitoring, and custody. Managers should take reasonable steps to avoid situations in which the Manager’s interests and client interests conflict and should institute operational safeguards to protect client interests. Managers should implement compensation arrangements that align the financial interests of clients and Managers and avoid incentives that could result in Managers taking action in conflict with client interests.

2.     Preserve the confidentiality of information communicated by clients within the scope of the Manager—client relationship.

As part of their ethical duties, Managers must hold information communicated to them by clients or other sources within the context of the Manager—client relationship strictly confidential and must take all reasonable measures to preserve that confidentiality. This duty applies when Managers obtain information on the basis of their confidential relationship with the client or their special ability to conduct a portion of the client’s business or personal affairs. Managers should create a privacy policy that addresses how confidential client information will be collected, stored, protected, and used.

The duty to maintain confidentiality does not supersede a duty (and in some cases the legal requirement) to report suspected illegal activities involving client accounts to the appropriate authorities. Where appropriate, Managers should consider creating and implementing a written anti-money-laundering policy to prevent their organizations from being used for money laundering or the financing of any illegal activities.

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3.     Refuse to participate in any business relationship or accept any gift that could reasonably be expected to affect their independence, objectivity, or loyalty to clients.

As part of holding clients’ interests paramount, Managers must establish policies for accepting gifts or entertainment in a variety of contexts. To avoid the appearance of a conflict, Managers must refuse to accept gifts or entertainment from service providers, potential investment targets, or other business partners of more than a minimal value. Managers should define what the minimum value is and should confer with local regulations which may also establish limits.

Managers should establish a written policy limiting the acceptance of gifts and entertainment to items of minimal value. Managers should consider creating specific limits for accepting gifts (e.g., amount per time period per vendor) and prohibit the acceptance of any cash gifts. Employees should be required to document and disclose to the Manager, through their supervisor, the firm’s compliance office, or senior management, the acceptance of any gift or entertainment.

This provision is not meant to preclude Managers from maintaining multiple business relationships with a client as long as potential conflicts of interest are managed and disclosed.

B.    Investment Process and Actions

Managers must:

1.     Use reasonable care and prudent judgment when managing client assets.

Managers must exhibit the care and prudence necessary to meet their obligations to clients. Prudence requires caution and discretion. The exercise of prudence requires acting with the care, skill, and diligence that a person acting in a like capacity and familiar with such matters would use under the same circumstances. In the context of managing a client’s portfolio, prudence requires following the investment parameters set forth by the client and balancing risk and return. Acting with care requires Managers to act in a prudent and judicious manner in avoiding harm to clients.

2.     Not engage in practices designed to distort prices or artificially inflate trading volume with the intent to mislead market participants.

Market manipulation is illegal in most jurisdictions and damages the interests of all investors by disrupting the efficient functioning of financial markets and causing deterioration in investor confidence.

Market manipulation includes practices that distort security prices or values or artificially inflate trading volumes with the intent to deceive persons or entities that rely on information in the market. Such practices may involve, for example, transactions that deceive market participants by distorting the price-setting mechanism of financial instruments and the dissemination of false or misleading information. Transaction-based manipulation includes, but is not limited to, transactions that artificially distort prices or volume to give the impression of activity or price movement in a financial instrument (e.g., trading in illiquid stocks at the end of a measurement period to drive up the price and improve Manager performance) and securing a large position with the intent to exploit and manipulate the price of an asset and/or a related derivative. Information-based manipulation includes, but is not limited to, spreading knowingly false rumors to induce trading by others and pressuring sell-side analysts to rate or recommend a security in such a way that benefits the Manager or the Manager’s clients.

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3.     Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.

To maintain the trust that clients place in them, Managers must deal with all clients in a fair and objective manner. Managers must not give preferential treatment to favored clients to the detriment of other clients. In some cases, clients may pay for a higher level of service or certain services and certain products may only be made available to certain qualifying clients (e.g., certain funds may be open only to clients with assets above a certain level). These practices are permitted as long as they are disclosed and made available to all clients.

This provision is not intended to prevent Managers from engaging in secondary investment opportunities—referred to in some jurisdictions as “side-letter,” “sidecar,” or “tag-along” arrangements—with certain clients as long as such opportunities are fairly allocated among similarly situated clients for whom the opportunity is suitable.

4.     Have a reasonable and adequate basis for investment decisions.

Managers must act with prudence and make sure their decisions have a reasonable and adequate basis. Prior to taking action on behalf of their clients, Managers must analyze the investment opportunities in question and should act only after undertaking due diligence to ensure there is sufficient knowledge about specific investments or strategies. Such analysis will depend on the style and strategy being used. For example, a Manager implementing a passive strategy will have a very different basis for investment actions from that of a Manager that uses an active strategy.

Managers can rely on external third-party research as long as Managers have made reasonable and diligent efforts to determine that such research has a reasonable basis. When evaluating investment research, Managers should consider the assumptions used, the thoroughness of the analysis performed, the timeliness of the information, and the objectivity and independence of the source.

Managers should have a thorough understanding of the securities in which they invest and the strategies they use on behalf of clients. Managers should understand the structure and function of the securities, how they are traded, their liquidity, and any other risks (including counterparty risk).

Managers who implement complex and sophisticated investment strategies should understand the structure and potential vulnerabilities of such strategies and communicate these in an understandable manner to their clients. For example, when implementing complex derivative strategies, Managers should understand the various risks and conduct statistical analysis (i.e., stress testing) to determine how the strategy will perform under different conditions. By undertaking adequate due diligence, Managers can better judge the suitability of investments for their clients.

5.     When managing a portfolio or pooled fund according to a specific mandate, strategy, or style:

a.     Take only investment actions that are consistent with the stated objectives and constraints of that portfolio or fund.

When Managers are given a specific mandate by clients or offer a product, such as a pooled fund for which the Managers do not know the specific financial situation of each client, the Managers must manage the funds or portfolios within the stated mandates or strategies. Clients need to be able to evaluate the suitability of the investment funds or strategies for themselves. Subsequently, they must be able to trust that Managers will not diverge from the stated or agreed-on mandates or

9

strategies. When market events or opportunities change to such a degree that Managers wish to have flexibility to take advantage of those occurrences, such flexibility is not improper but should be expressly understood and agreed to by Managers and clients. Best practice is for Managers to disclose such events to clients when they occur or, at the very least, in the course of normal client reporting.

b.     Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.

To give clients an opportunity to evaluate the suitability of investments, Managers need to provide adequate information to them about any proposed material changes to their investment strategies or styles. They must provide this information well in advance of such changes. Clients should be given enough time to consider the proposed changes and take any actions that may be necessary. If the Manager decides to make a material change in the investment strategy or style, clients should be permitted to redeem their investment, if desired, without incurring any undue penalties.

6.     When managing separate accounts and before providing investment advice or taking investment action on behalf of the client:

a.     Evaluate and understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, any unique circumstances (including tax considerations, legal or regulatory constraints, etc.) and any other relevant information that would affect investment policy.

Prior to taking any investment actions for clients, Managers must take the necessary steps to understand and evaluate the client’s financial situation, constraints, and other relevant factors. Without understanding the client’s situation, the Manager cannot select and implement an appropriate investment strategy. Ideally, each client will have an investment policy statement (IPS) that includes a discussion of risk tolerances (both the ability and willingness of the client to bear risk), return objectives, time horizon, liquidity requirements, liabilities, tax considerations, and any legal, regulatory, or other unique circumstances.

The purpose of the IPS is to provide Managers with written strategic plans to direct investment decisions for each client. The Manager should take an opportunity to review the IPS for each client, offer any suggestions on clarifying the IPS, and discuss with the client the various techniques and strategies to be used to meet the client’s investment goals. Managers should review each client’s IPS with the client at least annually and whenever circumstances suggest changes may be needed.

The information contained in an IPS allows Managers to assess whether a particular strategy or security is suitable for a client (in the context of the rest of the client’s portfolio), and the IPS serves as the basis for establishing the client’s strategic asset allocation. (Note: In some cases, the client will determine the strategic asset allocation; in other cases, that duty will be delegated to the Manager). The IPS should also specify the Manager’s role and responsibilities in managing the client’s assets and establish schedules for review and evaluation. The Manager should reach agreement with the client as to an appropriate benchmark or benchmarks by which the Manager’s performance will be measured and any other details of the performance evaluation process (e.g., when performance measurement should begin).

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b.     Determine that an investment is suitable to a client’s financial situation.

Managers must evaluate investment actions and strategies in light of each client’s circumstances. Not all investments are suitable for every client, and Managers have a responsibility to ensure that only appropriate investments and investment strategies are included in a client’s portfolio. Ideally, individual investments should be evaluated in the context of clients’ total assets and liabilities, which may include assets held outside of the Manager’s account, to the extent that such information is made available to the Manager and is explicitly included in the context of the client’s IPS.

C.    Trading

Managers must:

1.     Not act or cause others to act on material nonpublic information that could affect the value of a publicly traded investment.

Trading on material nonpublic information, which is illegal in most jurisdictions, erodes confidence in capital markets, institutions, and investment professionals and promotes the perception that those with inside and special access can take unfair advantage of the general investing public. Although trading on such information may lead to short-term profitability, over time, individuals and the profession as a whole suffer if investors avoid capital markets because they perceive them to be unfair by favoring the knowledgeable insider.

Different jurisdictions and regulatory regimes may define materiality differently, but in general, information is “material” if it is likely that a reasonable investor would consider it important and if it would be viewed as significantly altering the total mix of information available. Information is “nonpublic” until it has been widely disseminated to the marketplace (as opposed to a select group of investors).

Managers must adopt compliance procedures, such as establishing information barriers (e.g., fire walls), to prevent the disclosure and misuse of material nonpublic information. In many cases, pending trades or client or fund holdings may be considered material nonpublic information, and Managers must be sure to keep such information confidential. In addition, merger and acquisition information, prior to its public disclosure, is generally considered material nonpublic information. Managers should evaluate company-specific information that they may receive and determine whether it meets the definition of material nonpublic information.

This provision is not meant to prevent Managers from using the mosaic theory to draw conclusions—that is, combine pieces of material public information with pieces of nonmaterial nonpublic information to draw conclusions that are actionable.

2.     Give priority to investments made on behalf of the client over those that benefit the Managers’ own interests.

Managers must not execute their own trades in a security prior to client transactions in the same security. Investment activities that benefit the Manager must not adversely affect client interests. Managers must not engage in trading activities that work to the disadvantage of clients (e.g., front-running client trades).

In some investment arrangements, such as limited partnerships or pooled funds, Managers put their own capital at risk alongside that of their clients to align their interests with the interests of their clients. These arrangements are permissible only if clients are not disadvantaged.

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Managers should develop policies and procedures to monitor and, where appropriate, limit the personal trading of their employees. In particular, Managers should require employees to receive approval prior to any personal investments in initial public offerings or private placements. Managers should develop policies and processes designed to ensure that client transactions take precedence over employee or firm transactions. One method is to create a restricted list and/or watch list of securities that are owned in client accounts or may be bought or sold on behalf of clients in the near future; prior to trading securities on such a list, employees would be required to seek approval. In addition, Managers could require employees to provide the compliance officer with copies of trade confirmations each quarter and annual statements of personal holdings.

3.     Use commissions generated from client trades to pay for only investment- related products or services that directly assist the Manager in its investment decision-making process, and not in the management of the firm.

Managers must recognize that commissions paid (and any benefits received in return for commissions paid) are the property of the client. Consequently, any benefits offered in return for commissions must benefit the Manager’s clients.

To determine whether a benefit generated from client commissions is appropriate, Managers must determine whether it will directly assist in the Manager’s investment decision-making process. The investment decision-making process can be considered the qualitative and quantitative process and the related tools used by the Manager in rendering investment advice to clients. The process includes financial analysis, trading and risk analysis, securities selection, broker selection, asset allocation, and suitability analysis.

Some Managers have chosen to eliminate the use of soft commissions (also known as soft dollars) to avoid any conflicts of interest that may exist. Managers should disclose their policy on how benefits are evaluated and used for the client’s benefit. If Managers choose to use a soft commission or bundled brokerage arrangement, they should disclose this use to their clients. Managers should consider complying with industry best practices regarding the use and reporting of such an arrangement, which can be found in the CFA Institute Soft Dollar Standards.

4.     Maximize client portfolio value by seeking best execution for all client transactions.

When placing client trades, Managers have a duty to seek terms that secure best execution for and maximize the value of each client’s portfolio (i.e., ensure the best possible result overall). Managers must seek the most favorable terms for client trades within each trades’ particular circumstances (such as transaction size, market characteristics, liquidity of security, and security type). Managers also must decide which brokers or venues provide best execution while considering, among other things, commission rates, timeliness of trade executions, and the ability to maintain anonymity, minimize incomplete trades, and minimize market impact.

When a client directs the Manager to place trades through a specific broker or through a particular type of broker, Managers should alert the client that by limiting the Manager’s ability to select the broker, the client may not be receiving best execution. The Manager should seek written acknowledgment from the client of receiving this information.

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5.     Establish policies to ensure fair and equitable trade allocation among client accounts.

When placing trades for client accounts, Managers must allocate trades fairly so that some client accounts are not routinely traded first or receive preferential treatment. Where possible, Managers should use block trades and allocate shares on a pro-rata basis by using an average price or some other method that ensures fair and equitable allocations. When allocating shares of an initial or secondary offering, Managers should strive to ensure that all clients for whom the security is suitable are given opportunities to participate. When Managers do not receive a large enough allocation to allow all eligible clients to participate fully in a particular offering, they must ensure that certain clients are not given preferential treatment and should establish a system to ensure that new issues are allocated fairly (e.g., pro rata). Manager’s trade allocation policies should specifically address how initial public offerings and private placements are to be handled.

D.    Risk Management, Compliance, and Support

Managers must:

1.     Develop and maintain policies and procedures to ensure that their activities comply with the provisions of this Code and all applicable legal and regulatory requirements.

Detailed and firmwide compliance policies and procedures are critical tools to ensure that Managers meet their legal requirements when managing client assets. In addition, the fundamental, principle-based, ethical concepts embodied in the Code should be put into operation by the implementation of specific policies and procedures.

Documented compliance procedures assist Managers in fulfilling the responsibilities enumerated in the Code and ensure that the standards expressed in the Code are adhered to in the day-to-day operation of the firms. The appropriate compliance programs, internal controls, and self-assessment tools for each Manager will depend on such factors as the size of the firm and the nature of its investment management business.

2.     Appoint a compliance officer responsible for administering the policies and procedures and for investigating complaints regarding the conduct of the Manager or its personnel.

Effective compliance programs require Managers to appoint a compliance officer who is competent, knowledgeable, and credible and is empowered to carry out his or her duties. Depending on the size and complexity of the Manager’s operations, Managers may designate an existing employee to also serve as the compliance officer, may hire a separate individual for that role, or may establish an entire compliance department. Where possible, the compliance officer should be independent from the investment and operations personnel and should report directly to the CEO or board of directors.

The compliance officer and senior management should regularly make clear to all employees that adherence to compliance policies and procedures is crucial and that anyone who violates them will be held liable. Managers should consider requiring all employees to acknowledge that they have received a copy of the Code (as well as any subsequent material amendments), that they understand and agree to comply

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with it, and that they will report any suspected violations of the Code to the designated compliance officer. Compliance officers should take steps to implement appropriate employee training and conduct continuing self-evaluation of the Manager’s compliance practices to assess the effectiveness of the practices.

Among other things, the compliance officer should be charged with reviewing firm and employee transactions to ensure the priority of client interests. Because personnel, regulations, business practices, and products constantly change, the role of the compliance officer (particularly the role of keeping the firm up to date on such matters) is particularly important.

The compliance officer should document and act expeditiously to address any compliance breaches and work with management to take appropriate disciplinary action.

3.     Ensure that portfolio information provided to clients by the Manager is accurate and complete and arrange for independent third-party confirmation or review of such information.

Managers have a responsibility to ensure that the information they provide to clients is accurate and complete. By receiving an independent third-party confirmation or review of that information, clients have an additional level of confidence that the information is correct, which may enhance the Manager’s credibility. Such verification is also good business practice because it may serve as a risk management tool to help the Manager identify potential problems. The confirmation of portfolio information may take the form of an audit or review, as is the case with most pooled vehicles, or may take the form of copies of account statements and trade confirmations from the custodian bank where the client assets are held.

4.     Maintain records for an appropriate period of time in an easily accessible format.

Managers must retain records that substantiate their investment activities, the scope of their research, the basis for their conclusions, and the reasons for actions taken on behalf of their clients. Managers should also retain copies of other compliance-related records that support and substantiate the implementation of the Code and related policies and procedures, as well as records of any violations and resulting actions taken. Records can be maintained either in hard copy or electronic form.

Regulators often impose requirements related to record retention. In the absence of such regulation, Managers must determine the appropriate minimum time frame for keeping the organization’s records. Unless otherwise required by local law or regulation Managers should keep records for at least seven years.

5.     Employ qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement, and monitor investment decisions and actions.

To safeguard the Manager—client relationship, Managers need to allocate all the resources necessary to ensure that client interests are not compromised. Clients pay significant sums to Managers for professional asset management services, and client assets should be handled with the greatest possible care.

Managers of all sizes and investment styles struggle with issues of cost and efficiency and tend to be cautious about adding staff in important operational areas. Nevertheless, adequate protection of client assets requires appropriate administrative, back-office, and compliance support. Managers should ensure that adequate internal controls are in place to prevent fraudulent behavior.

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A critical consideration is employing only qualified staff. Managers must ensure that client assets are invested, administered, and protected by qualified and experienced staff. Employing qualified staff reflects a client-first attitude and helps ensure that Managers are applying the care and prudence necessary to meet their obligations to clients. This provision is not meant to prohibit the outsourcing of certain functions, but the Manager retains the liability and responsibility for any outsourced work.

Managers have a responsibility to clients to deliver the actual services they claim to offer. Managers must use adequate resources to carry out the necessary research and analysis to implement their investment strategies with due diligence and care. Also, Managers must have adequate resources to monitor the portfolio holdings and investment strategies. As investment strategies and instruments become increasingly sophisticated, the need for sufficient resources to analyze and monitor them becomes ever more important.

6.     Establish a business-continuity plan to address disaster recovery or periodic disruptions of the financial markets.

Part of safeguarding client interests is establishing procedures for handling client accounts and inquiries in situations of national, regional, or local emergency or market disruption. Commonly referred to as business-continuity or disaster-recovery planning, such preparation is increasingly important in an industry and world highly susceptible to a wide variety of disasters and disruptions.

The level and complexity of business-continuity planning depends on the size, nature, and complexity of the organization. At a minimum, Managers should consider having the following:

•      adequate backup, preferably off-site, for all account information,

•      alternative plans for monitoring, analyzing, and trading investments if primary systems become unavailable,

•      plans for communicating with critical vendors and suppliers,

•      plans for employee communication and coverage of critical business functions in the event of a facility or communication disruption, and

•      plans for contacting and communicating with clients during a period of extended disruption.

Numerous other factors may need to be considered when creating the plan. According to the needs of the organization, these factors may include establishing backup office and operational space in the event of an extended disruption and dealing with key employee deaths or departures.

As with any important business planning, Managers should ensure that employees and staff are knowledgeable about the plan and are specifically trained in areas of responsibility. Plans should be tested on a firmwide basis at intervals to promote employee understanding and identify any needed adjustments.

7.     Establish a firmwide risk management process that identifies, measures, and manages the risk position of the Manager and its investments, including the sources, nature, and degree of risk exposure.

Many investors, including those investing in hedge funds and alternative investments or leveraged strategies, invest specifically to increase their risk-adjusted returns. Assuming some risk is a necessary part of that process. The key to sound risk management by Managers is seeking to ensure that the risk profile desired by clients

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matches the risk profile of their investments. Risk management should complement rather than compete with the investment management process. Investment managers must implement risk management techniques that are consistent with their investment style and philosophy.

The types of risks faced by Managers include, but are not limited to, market risk, credit risk, liquidity risk, counterparty risk, concentration risk, and various types of operational risk. Such types of risks should be analyzed by Managers as part of a comprehensive risk management process for portfolios, investment strategies, and the firm. These examples are illustrative only and may not be applicable to all investment organizations.

Although portfolio managers consider risk issues as part of formulating an investment strategy, the firm’s risk management process must be objective, independent, and insulated from influence of portfolio managers. Managers may wish to describe to clients how the risk management framework complements the portfolio management process while remaining separate from that process. Managers should consider outsourcing risk management activities if a separate risk management function is not appropriate or feasible because of the size of the organization.

An effective risk management process will identify risk factors for individual portfolios as well as for the Manager’s activities as whole. It will often be appropriate for managers to perform stress tests, scenario tests, and backtests as part of developing risk models that comprehensively capture the full range of their actual and contingent risk exposures. The goal of such models is to determine how various changes in market and investment conditions could affect investments. The risk models should be continuously evaluated and challenged, and Managers should be prepared to describe the models to clients. Despite the importance of risk models, however, effective risk management ultimately depends on the experience, judgment, and ability of the Managers in analyzing their risk metrics.

E.    Performance and Valuation

Managers must:

1.     Present performance information that is fair, accurate, relevant, timely, and complete. Managers must not misrepresent the performance of individual portfolios or of their firm.

Although past performance is not necessarily indicative of future performance, historical performance records are often used by prospective clients as part of the evaluation process when hiring asset managers. Managers have a duty to present performance information that is a fair representation of their record and includes all relevant factors. In particular, Managers should be certain not to misrepresent their track records by taking credit for performance that is not their own (i.e., when they were not managing a particular portfolio or product) or by selectively presenting certain time periods or investments (i.e., cherry picking). Any hypothetical or backtested performance must be clearly identified as such. Managers should provide as much additional portfolio transparency as feasibly possible. Any forward-looking information provided to clients must also be fair, accurate, and complete.

A model for fair, accurate, and complete performance reporting is embodied in the Global Investment Performance Standards (GIPS®), which are based on the principles of fair representation and full disclosure and are designed to meet the

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needs of a broad range of global markets. By adhering to these standards for reporting investment performance, Managers help assure investors that the performance information being provided is both complete and fairly presented. When Managers comply with the GIPS standards, both prospective and existing clients benefit because they can have a high degree of confidence in the reliability of the performance numbers the Managers are presenting. This confidence may, in turn, enhance clients’ sense of trust in their Managers.

2.     Use fair-market prices to value client holdings and apply, in good faith, methods to determine the fair value of any securities for which no independent, third-party market quotation is readily available.

In general, fund Managers’ fees are calculated as a percentage of assets under management. In some cases, an additional fee is calculated as a percentage of the annual returns earned on the assets. Consequently, a conflict of interest may arise where the portfolio Manager has the additional responsibility of determining end-of-period valuations and returns on the assets.

These conflicts may be overcome by transferring responsibility for the valuation of assets (including foreign currencies) to an independent third party. For pooled funds that have boards of directors comprising independent members, the independent members should have the responsibility of approving the asset valuation policies and procedures and reviewing the valuations. For pooled funds without independent directors, we recommend that this function be undertaken by independent third parties who are expert in providing such valuations.

Managers should use widely accepted valuation methods and techniques to appraise portfolio holdings of securities and other investments and should apply these methods on a consistent basis.

F.    Disclosures

Managers must:

1.     Communicate with clients on an ongoing and timely basis.

Developing and maintaining clear, frequent, and thorough communication practices is critical to providing high-quality financial services to clients. Understanding the information communicated to them allows clients to know how Managers are acting on their behalf and gives clients the opportunity to make well-informed decisions regarding their investments. Managers must determine how best to establish lines of communication that fit their circumstances and that enable clients to evaluate their financial status.

2.     Ensure that disclosures are truthful, accurate, complete, and understandable and are presented in a format that communicates the information effectively.

Managers must not misrepresent any aspect of their services or activities, including (but not limited to) their qualifications or credentials, the services they provide, their performance records, and characteristics of the investments or strategies they use. A misrepresentation is any untrue statement or omission of fact or any statement that is otherwise false or misleading. Managers must ensure that misrepresentation does not occur in oral representations, marketing (whether through mass media or printed brochures), electronic communications, or written materials (whether publicly disseminated or not).

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To be effective, disclosures must be made in plain language and in a manner designed to effectively communicate the information to clients and prospective clients. Managers must determine how often, in what manner, and under what particular circumstances disclosures must be made.

3.     Include any material facts when making disclosures or providing information to clients regarding themselves, their personnel, investments, or the investment process.

Clients must have full and complete information to judge the abilities of Managers and their actions in investing client assets. “Material” information is information that reasonable investors would want to know relative to whether or not they would choose to use or continue to use the Manager.

4.     Disclose the following:

a.     Conflicts of interests generated by any relationships with brokers or other entities, other client accounts, fee structures, or other matters.

Conflicts of interests often arise in the investment management profession and can take many forms. Best practice is to avoid such conflicts if possible. When Managers cannot reasonably avoid conflicts, they must carefully manage them and disclose them to clients. Disclosure of conflicts of interests protects investors by providing them with the information they need to evaluate the objectivity of their Managers’ investment advice and actions taken on behalf of clients and by giving them the information to judge the circumstances, motives, and possible Manager bias for themselves. Examples of some of the types of activities that can constitute actual or potential conflicts of interest are the use of soft dollars or bundled commissions, referral and placement fees, trailing commissions, sales incentives, directed brokerage arrangements, allocation of investment opportunities among similar portfolios, Manager or employee holdings in the same securities as clients, whether the Manager co-invests alongside clients, and use of affiliated brokers.

b.     Regulatory or disciplinary action taken against the Manager or its personnel related to professional conduct.

Past professional conduct records are an important factor in an investor’s selection of a Manager. Such records include actions taken against a Manager by any regulator or other organization. Managers must fully disclose any significant instances in which the Manager or an employee was found to have violated standards of conduct or other standards in such a way that reflects badly on the integrity, ethics, or competence of the organization or the individual.

c.     The investment process, including information regarding lock-up periods, strategies, risk factors, and use of derivatives and leverage.

Managers must disclose to clients and prospects the manner in which investment decisions are made and implemented. Such disclosures should address the overall investment strategy and should include a discussion of the specific risk factors inherent in such a strategy.

Understanding the basic characteristics of an investment is an important factor in judging the suitability of each investment on a stand-alone basis, but it is especially important in determining the effect each investment will have on the characteristics of the client’s portfolio. Only by thoroughly understanding the nature of the investment product or service can a client determine whether changes to that product or service could materially affect his or her investment objectives.

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d.              Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.

Investors are entitled to full and fair disclosures of costs associated with the investment management services provided. Material that should be disclosed includes information relating to any fees to be paid to the Managers onan ongoing basis and periodic costs that are known to the Managers and that will affect investors’ overall investment expenses. At a minimum, Managers should provide clients with gross- and net-of-fees returns and disclose any unusual expenses.

A general statement that certain fees and other costs will be assessed to investors may not adequately communicate the total amount of expenses that investors may incur as a result of investing. Therefore, Managers must not only use plain language in presenting this information but must clearly explain the methods for determining all fixed and contingent fees and costs that will be borne by investors and also must explain the transactions that will trigger the imposition of these expenses.

Managers should also retrospectively disclose to each client the actual fees and other costs charged to the clients, together with itemizations of such charges when requested by clients. This disclosure should include the specific management fee, any incentive fee, and the amount of commissions Managers paid on behalf of clients during the period. In addition, Managers must disclose to prospective clients the average or expected expenses or fees clients are likely to incur.

e.               The amount of any soft or bundled commissions, the goods and/or services received in return, and how those goods and/or services benefit the client.

Commissions belong to the client and should be used in their best interests. Any soft or bundled commissions should be used only to benefit the client. Clients deserve to know how their commissions are spent, what is received in return for them, and how those goods and/or services benefit them.

f.                The performance of clients’ investments on a regular and timely basis.

Clients may reasonably expect to receive regular performance reporting about their accounts. Without such performance information, even for investment vehicles with lock-up periods, clients cannot evaluate their overall asset allocations (i.e., including assets not held or managed by the Managers) and determine whether rebalancing is necessary. Accordingly, unless otherwise specified by the client, Managers must provide regular, ongoing performance reporting. Managers should report to clients at least quarterly, and when possible, such reporting should be provided within 30 days after the end of the quarter.

g.              Valuation methods used to make investment decisions and value client holdings.

Clients deserve to know whether the assets in their portfolios are valued on the basis of closing market values, third-party valuations, internal valuation models, or other methods. This type of disclosure allows clients to compare performance results and determine whether different valuation sources and methods may explain differences in performance results. This disclosure should be made by asset class and must be meaningful (i.e., not general or boilerplate) so that clients can understand how the securities are valued.

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h.     Shareholder voting policies.

As part of their fiduciary duties, Managers that exercise voting authority over client shares must vote them in an informed and responsible manner. This obligation includes the paramount duty to vote shares in the best interests of clients.

To fulfill their duties, Managers must adopt policies and procedures for the voting of shares and disclose those policies and procedures to clients. These disclosures should specify, among other things, guidelines for instituting regular reviews for new or controversial issues, mechanisms for reviewing unusual proposals, guidance in deciding whether additional actions are warranted when votes are against corporate management, and systems to monitor any delegation of share-voting responsibilities to others. Managers also must disclose to clients how to obtain information on the manner in which their shares were voted.

i.      Trade allocation policies.

By disclosing their trade allocation policies, Managers give clients a clear understanding of how trades are allocated and provide realistic expectations of what priority they will receive in the investment allocation process. Managers must disclose to clients any changes in the trade allocation policies. By establishing and disclosing trade allocation policies that treat clients fairly, Managers foster an atmosphere of openness and trust with their clients.

j.      Results of the review or audit of the fund or account.

If a Manager submits its funds or accounts (generally pooled or mutual funds) for an annual review or audit, it must disclose the results to clients. Such disclosure enables clients to hold Managers accountable and alerts them to any potential problems.

k.     Significant personnel or organizational changes that have occurred at the Manager.

Clients should be made aware of significant changes at the Manager in a timely manner. “Significant” changes would include personnel turnover, merger and acquisition activities of the Manager, and similar actions.

l.      Risk management processes.

Managers must disclose their risk management processes to clients. Material changes to the risk management process also must be disclosed. Managers should further consider regularly disclosing specific risk information and specific information regarding investment strategies related to each client. Managers must provide clients information detailing what relevant risk metrics they can expect to receive at the individual product/portfolio level.

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CFA Institute

Kurt Schacht, CFA
Managing Director
Standards and Financial Market Integrity
CFA Institute

Jonathan J. Stokes, JD
Head
Standards of Practice

Glenn Doggett, CFA
Director
Standards of Practice

For questions or more information, please contact

ethics@cfainstitute.org.

www.cfainstitute.org/assetcode

THE AMERICAS

(800) 247 8132 phone (USA and Canada)

+1 434 951 5499 phone

+1 434 951 5262 fax

560 Ray C. Hunt Drive

Charlottesville, VA, 22903-2981

USA

21st Floor

477 Madison Avenue

New York, NY, 10022-5802

USA

ASIA PACIFIC

+852 2868 2700 phone

+852 8228 8820 info hotline

+852 2868 9912 fax

Suite 4905-08

One Exchange Square

8 Connaught Place, Central

Hong Kong SAR

EUROPE

+44 (0) 20 7330 9500 phone

+44 (0) 20 7330 9501 fax

131 Finsbury Pavement

7th Floor

London, EC2A 1NT

United Kingdom

Square de Meeûs 38/40

1000 Brussels, Belgium

CFA Institute	www.cfainstitute.org info@cfainstitute.org

YOUR GUIDE TO USING SCHWAB COMPLIANCE TECHNOLOGIES

(“SCT”)

Contents

What is Schwab Compliance Technologies?	3

Accessing SCT	4

Home Page	5

My Action Items	6

Affirmations	7

Disclosures	8

Requesting Trade Pre-Clearance	9

Uploading an Account Statement	13

Entering Transactions & Holdings	15

Submitting a Political Contribution Request (pre-clearance)	21

Submitting A New Personal Brokerage Account Disclosure	23

2

WHAT IS SCHWAB COMPLIANCE TECHNOLOGIES?

Acadian is moving from a manual paper-based Code of Ethics reporting and monitoring process to a web-based process. We have partnered with Schwab Compliance Technologies (SCT) to help us with this. SCT, formally known as Compliance11 is an automated, user- friendly Code of Ethics surveillance system. This partnership will streamline and enhance the reporting and review of your personal trading activities, making it easier for both you and for Compliance to process this vital information.

SCT will be used for many purposes. Some of these include:

•                                          Pre-clearance of personal trades

•                                          Review of personal trading activity

•                                          Adhoc compliance reporting (e.g. new account disclosures, outside business activity disclosures)

•                                          Distribution of compliance information and policy documents

•                                          Collection of compliance certifications and acknowledgements (e.g. Gifts and Entertainment, political contributions)

•                                          Compliance training

3

ACCESSING SCT

•    Go to https://client.schwabct.com/login.do

• User Name: Your e-mail address.

• Password: Enter your password

• Forgot your Password? Click Forgot Your Password? (You will click this the first time you access the system as well)

    •  A new password will be sent to your e-mail address. You will be prompted to change this password upon your first login.

4

HOME PAGE

My Action Items (Items that require your attention)

Here you will see items that need your attention or that have a due date from your Compliance Department.

Quick Links

To submit a personal trading pre-clearance or gift request, create disclosures, and review policies.

Forms

Specific links to create new disclosures or cases.

5

MY ACTION ITEMS

Under this heading, you will see the items that need your attention. To view the items that you must complete, click the link:

6

AFFIRMATIONS

To view the Affirmations that you must complete, click the link under My Action Items.

Affirmations will typically be distributed on a quarterly and Annual basis.

On this screen, each Affirmation will present you with a statement, and prompt you for your answer.

7

DISCLOSURES

You may report a new required disclosure on demand at any time by clicking a link under Forms on your Home page. This may be used to disclose a new outside activity you are engaged in, disclose a new brokerage account, or to request pre-approval for a political contribution.

8

REQUESTING TRADE PRE-CLEARANCE

1. On your Home page, look under Quick Links. 2. Click “Create a pre-clearance”. This will bring you to the New Pre-clearance screen. 3. Follow instructions below for various security types.

FOR MOST SECURITY TYPES: • Select a Brokerage Account from the dropdown. • Select the Security Type.

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•                  Type in the symbol for the security.

The description will auto-fill based on the SCT security master, which contains over 400,000 securities.

Note: If the security is not recognized by the master, you will need to enter the description. Your request will need to be reviewed by Compliance for approval.

FOR OPTIONS:

•                  Enter the full option symbol (e.g. MFN100821C0001000 will match to the underlying symbol.

•                  If you do not know the full option symbol, enter the underlying symbol as the both the option symbol and underlying symbol.

FOR BONDS:

Enter the CUSIP.

The system will perform a Bond look-up by CUSIP and match to 125,000 corporate and treasury bonds.

If you do not know the CUSIP, provide:

•                  Issuer

•                  Coupon Rate

•                  Maturity Date

APPROVAL STATUS Check the My Pre-clearances page to see the status of your trade requests. Click on the ID to see more details.

EDITING A PRE-CLEARANCE

If you have incorrectly entered a request, click the blue ID link to open the Pre-clearance. Then edit and resubmit.

POSSIBLE STATUSES Approved: Pending: Approval Denied: Issue:

You can execute the trade with your brokerage.

The trade request is being reviewed, and you cannot execute the trade.

Your request has been denied and you cannot execute the trade.

Your approver has requested more information from you. You will be notified of this via email.

EMAIL NOTIFICATION

You will receive an email with the status of your request.

Please note that pre-clearance requests entered before 9 a.m. will be held for manual review. Acadian daily trade file will not be loaded into the system before this time.

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UPLOADING AN ACCOUNT STATEMENT

If you are trading with a brokerage that does not offer electronic feeds, your brokerage account statements will need to be uploaded.

Compliance will upload statements mailed to their attention. For statements not mailed directly to Compliance, you will need to either upload yourself or provide to Compliance.

You can upload using the Statement Receipt Report in the Personal Trading tab of SCT. For each of your brokerage accounts, this report generates one record at the end of each statement period (typically monthly — contact your compliance officer to change your statement period settings). These records allow Compliance to track and review your statements. Please follow the steps below to attach a statement to through the Statement Receipt Report.

1.              From your Home page, click the PERSONAL TRADING tab. Then click Statement Receipt Report.

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2.              Click the Month/Year for the account. This will bring you to the Edit Statement Receipt screen.

3.              Under the Attachments heading, click .

4.              On the New Attachment screen, browse for your statement. Then  the attachment.

5.              This will return you to the Edit Statement Receipt screen. Click  again.

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ENTERING TRANSACTIONS & HOLDINGS

For brokerage accounts that are not monitored electronically, you are required to enter your transactions and holdings manually. BROKERAGE ACCOUNTS

Your Brokerage Accounts will need to be created in SCT prior to enter transactions or holdings data. You may also check the My Brokerage Accounts page in the Personal Trading tab to view a list of your disclosed accounts or to add a new one.

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You can also create a new brokerage account disclosure by clicking on the Personal Brokerage Account Disclosure link under Forms from the Homepage:

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HOLDINGS

1.     Click the PERSONAL TRADING tab, and Calculated Holdings Report page.

2.     Click . This will bring you to the New Holding screen.

3.     As of: Choose the date for which you are entering these holdings.

4.     Brokerage Account: Choose one of your brokerage accounts. The rest of the form will then appear.

If entering holdings for multiple accounts, you will need to complete each one individually.

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5.     Security Type: Select from dropdown menu.

6.     Symbol, Description, Quantity and Position are required fields on each row entered.

Description will often populate automatically when the Symbol is entered.

7.     Price Per Unit and Market Value: Enter if known.

8.     10 rows are shown initially. To enter more than 10 holdings for this account, click .

9.      to return to the Calculated Holdings Report, or

            to add holdings for another brokerage account.

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TRANSACTIONS (VIA TRANSACTION REPORT)

USE THIS METHOD FOR TRADES WHICH WERE TRANSACTED IN ACCOUNTS THAT DO NOT HAVE AN ELECTRONIC FEED. (PLEASE REMEMBER THAT ALL TRANSACTIONS NEED TO BE PRE-CLEARED)

1.              Click the PERSONAL TRADING tab, and Transaction Report page.

2.              Click . This will bring you to the New Transaction screen.

3.              Account: Choose one of your brokerage accounts. The rest of the form will then appear. If entering transactions for multiple accounts, you will need to complete each one individually.

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4.              Trade Date: Enter the date the transaction was executed. Future dates will not be accepted.

5.     Security Type: Select from dropdown menu.

6.              Symbol, Description, Action, Quantity and Price Per Unit are required fields on each row entered. Description will often populate automatically when the Symbol is entered.

7.              Net Settlement Amount: Enter if known.

8.              To attach a copy of your transaction confirm, click the icon under the ‘Attachment’ column. On the New Attachment screen, browse for the attachment. Then click SAVE to return to the New Transaction screen.

9.              10 rows are shown initially. To enter more than 10 holdings for this account, click .

10.       Click  to return to the Transaction Report, or Click  to add transactions for another brokerage account.

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SUBMITTING A POLITICAL CONTRIBUTION REQUEST (PRE-CLEARANCE)

1.              On your Home page, look under Forms.

2.              Click “Political Contribution”. This will bring you to the New Disclosure screen.

3.              ATTACH any required documentation.

4.              Click SUBMIT or SUBMIT AND ADD ANOTHER to enter another request.

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APPROVAL STATUS

Check the My Disclosures page to see the approval status of the political contribution you have submitted. You will be notified via email.

POSSIBLE STATUSES

You will be notified via email when the status changes.

Approved	You are approved to give or receive the gift.

Pending Approval	The gift request is being reviewed, and you cannot execute the trade.

Denied	Your request has been reviewed and denied.

Issue	Your approver has requested more information from you.

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SUBMITTING A NEW PERSONAL BROKERAGE ACCOUNT DISCLOSURE

The easiest method of reporting a new account is to select Personal Brokerage Account Disclosure link under the Forms section of your homepage.

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Complete all required fields.

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